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                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         AMERICAN GENERAL CORPORATION,

                          AGC LIFE INSURANCE COMPANY

                                      AND

                          HOME BENEFICIAL CORPORATION



                         DATED AS OF DECEMBER 22, 1996



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                               TABLE OF CONTENTS

ARTICLE I       THE MERGER........................................... 1
   Section 1.1  The Merger........................................... 1
   Section 1.2  Closing.............................................. 2
   Section 1.3  Effective Time of the Merger......................... 2
   Section 1.4  Directors and Officers of the Surviving Corporation.. 2

ARTICLE II      SHAREHOLDER APPROVAL................................. 2
   Section 2.1  Shareholder Meeting.................................. 2
   Section 2.2  Proxy Statement/Prospectus; Registration Statement... 3
   Section 2.3  No False or Misleading Statements.................... 3

ARTICLE III     CONVERSION AND EXCHANGE OF SECURITIES................ 4
   Section 3.1  Conversion of Shares................................. 4
   Section 3.2  Election Procedure................................... 6
   Section 3.3  Issuance of Purchaser Common Stock and Payment of
       Cash Consideration; Proration................................. 8
   Section 3.4  Fractional Interests.................................10
   Section 3.5  Dissenting Shares....................................11
   Section 3.6  Exchange of Certificates.............................11
   Section 3.7  No Liability.........................................13

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PURCHASER
   AND SUB...........................................................14
   Section 4.1  Organization.........................................14
   Section 4.2  Capitalization.......................................14
   Section 4.3  Sub and Purchaser Subsidiaries.......................15
   Section 4.4  Authority Relative to this Agreement.................16
   Section 4.5  Consents and Approvals; No Violations................16
   Section 4.6  Purchaser SEC Reports................................18
   Section 4.7  Statutory Financial Statements.......................18
   Section 4.8  Absence of Certain Changes...........................19
   Section 4.9  Litigation...........................................19
   Section 4.10 Absence of Undisclosed Liabilities...................19
   Section 4.11 No Default...........................................20
   Section 4.12 Taxes................................................20
   Section 4.13 Title to Property....................................21
   Section 4.14 Insurance Practices; Permit and Insurance Licenses...21
   Section 4.15 Regulatory Filings...................................22


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  Section 4.16  Investments.......................................22
  Section 4.17  Reserves..........................................23
  Section 4.18  Ownership of Company Common Stock.................23
  Section 4.19  Information in Proxy Statement Prospectus and
      Registration Statement......................................23
  Section 4.20  Brokers...........................................24
  Section 4.21  Environmental Matters.............................24
  Section 4.22  Disclosure........................................25
  Section 4.23  Investigation by Purchaser........................25
  Section 4.24  Financing.........................................26

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....26
  Section 5.1   Organization......................................26
  Section 5.2   Capitalization....................................26
  Section 5.3   Company Subsidiaries..............................27
  Section 5.4   Authority Relative to this Agreement..............28
  Section 5.5   Consents and Approvals; No Violations.............28
  Section 5.6   Company SEC Reports...............................29
  Section 5.7   Statutory Financial Statements....................30
  Section 5.8   Absence of Certain Changes........................30
  Section 5.9   Litigation........................................31
  Section 5.10  Absence of Undisclosed Liabilities................31
  Section 5.11  No Default........................................31
  Section 5.12  Taxes.............................................32
  Section 5.13  Title to Property.................................33
  Section 5.14  Insurance Practices; Permits and Insurance
      Licenses....................................................34
  Section 5.15  Regulatory Filings................................34
  Section 5.16  Investments.......................................34
  Section 5.17  Reserves..........................................35
  Section 5.18  Repurchases of Company Common Stock...............36
  Section 5.19  Information in Proxy Statement/Prospectus and
      Registration Statement......................................36
  Section 5.20  Brokers...........................................36
  Section 5.21  Employee Benefit Plans; ERISA.....................36
  Section 5.22  Labor Relations; Employees........................39
  Section 5.23  Environmental Matters.............................40
  Section 5.24  Related Party Transactions........................41
  Section 5.25  Affiliates........................................41
  Section 5.26  Opinion of Financial Advisor......................41



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  Section 5.27  Derivatives..................................................41
  Section 5.28  Contracts....................................................42
  Section 5.29  Investment Advisor; Investment Company.......................43
  Section 5.30  Disclosure...................................................43

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER............................43
  Section 6.1   Conduct of Business by the Company Pending the Merger........43
  Section 6.2   Conduct of Business by Purchaser Pending the Merger..........46
  Section 6.3   Investment Restrictions......................................48

ARTICLE VII     ADDITIONAL AGREEMENTS........................................49
  Section 7.1   Access and Information.......................................49
  Section 7.2   Acquisition Proposals........................................49
  Section 7.3   Fiduciary Duties; Certain Fees...............................50
  Section 7.4   Filings; Other Action........................................51
  Section 7.5   Public Announcements.........................................51
  Section 7.6   Employee Benefits............................................52
  Section 7.7   Stock Exchange Listing.......................................52
  Section 7.8   Company Indemnification Provisions...........................53
  Section 7.9   Comfort Letters..............................................53
  Section 7.10  Tax Matters..................................................54
  Section 7.11  Intercompany Dividend........................................54
  Section 7.12  Additional Matters...........................................55

ARTICLE VIII    CONDITIONS TO CONSUMMATION OF THE MERGER.....................55
  Section 8.1   Conditions to Each Party's Obligation to Effect the Merger...55
  Section 8.2   Conditions to Obligation of the Company to Effect the Merger.57
  Section 8.3   Conditions to Obligations of Purchaser and Sub to Effect the
                Merger.......................................................58

ARTICLE IX      TERMINATION, AMENDMENT AND WAIVER............................58
  Section 9.1   Termination by Mutual Consent................................58
  Section 9.2   Termination by Either Purchaser or the Company...............59
  Section 9.3   Termination by the Company...................................59
  Section 9.4   Termination by Purchaser.....................................59
  Section 9.5   Effect of Termination and Abandonment........................59

ARTICLE X       GENERAL PROVISIONS...........................................60
  Section 10.1  Survival of Representations, Warranties and Agreements.......60
  Section 10.2  Notices......................................................60


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

Section 10.3   Descriptive Headings...................................   62
Section 10.4   Entire Agreement; Assignment...........................   62
Section 10.5   Governing Law..........................................   62
Section 10.6   Expenses...............................................   62
Section 10.7   Amendment..............................................   62
Section 10.8   Waiver.................................................   62
Section 10.9   Counterparts; Effectiveness............................   63
Section 10.10  Severability; Validity; Parties in Interest............   63
Section 10.11  Enforcement of Agreement...............................   63


Exhibits
--------

Exhibit A - Plan of Merger
Exhibit B - Form of Affiliate Agreement
Exhibit C - Form of Tax Representation Letter

                            TABLE OF DEFINED TERMS

Acquisition Proposal.................................................Section 7.2
Agreement...............................................................Recitals
Annual Statutory Statements of the Purchaser.........................Section 4.7
Annual Statutory Statements of the Company...........................Section 5.7
Average Purchaser Price..............................................Section 3.1
Cash Consideration...................................................Section 3.1
Cash Election........................................................Section 3.2
Certificates.........................................................Section 3.1
Closing..............................................................Section 1.2
Closing Date.........................................................Section 1.2
Code....................................................................Recitals
Common Stock Consideration...........................................Section 3.1
Company.................................................................Recitals
Company Common Stock.................................................Section 3.1
Company Contracts...................................................Section 5.28
Company Disclosure Letter...........................First paragraph to Article V
Company Insurance Subsidiaries.......................................Section 5.3
Company Investments.................................................Section 5.16
Company Material Adverse Effect......................................Section 5.1
Company SEC Reports..................................................Section 5.6
Company Subsidiaries.................................................Section 5.3
Company Plans........................................................Section 7.6
Company Special Meeting..............................................Section 2.1
Company Non-Voting Stock.............................................Section 3.1
Company Voting Stock.................................................Section 3.1
Confidentiality Agreement............................................Section 7.1
Derivatives.........................................................Section 5.27
Dissenting Share.....................................................Section 3.5
Dividend Adjustment.................................................Section 7.11
Effective Time.......................................................Section 1.3
Election.............................................................Section 3.2
Election Deadline....................................................Section 3.2
Election Form........................................................Section 3.2
Encumbrances........................................................Section 5.13
Environmental Laws..................................................Section 4.21
ERISA...............................................................Section 5.21
ERISA Affiliate.....................................................Section 5.21
Exchange Act........................................................ Section 2.3


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Exchange Agent.......................................................Section 3.6
Exchange Ratio.......................................................Section 3.1
GAAP.................................................................Section 4.6
Governmental Entity..................................................Section 4.5
Governmental Requirements............................................Section 4.5
HSR Act..............................................................Section 4.5
ICA.................................................................Section 5.29
Indemnified Party....................................................Section 7.8
Indemnified Parties..................................................Section 7.8
Issuance Notice......................................................Section 6.2
Mailing Date.........................................................Section 3.2
Merger Consideration.................................................Section 3.1
MGBC.................................................................Section 1.1
Moody's..............................................................Section 3.6
Non-Electing Shares..................................................Section 3.3
PBGC................................................................Section 5.21
Per Share Amount.....................................................Section 3.1
Permitted Company Liens.............................................Section 5.13
Permitted Investments................................................Section 6.3
Plan of Merger..........................................................Recitals
Plans...............................................................Section 5.21
Proxy Statement/Prospectus...........................................Section 2.2
Purchaser...............................................................Recitals
Purchaser Common Stock...............................................Section 3.1
Purchaser Disclosure Letter........................First paragraph to Article IV
Purchaser Insurance Subsidiares......................................Section 4.3
Purchaser Investments...............................................Section 4.16
Purchaser Material Adverse Effect....................................Section 4.1
Purchaser Plans......................................................Section 7.6
Purchaser Preferred Stock............................................Section 4.2
Purchaser SEC Reports................................................Section 4.6
Purchaser Significant Subsidiaries...................................Section 4.3
Purchaser Stock Options..............................................Section 4.2
Purchaser Subsidiaries...............................................Section 4.3
Quarterly Statutory Statements of Purchaser..........................Section 4.7
Quarterly Statutory Statements of the Company....................... Section 5.7
Registration Statement...............................................Section 2.2
S&P..................................................................Section 3.6
SEC..................................................................Section 2.2
Securities Act.......................................................Section 2.2

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SFAS................................................................Section 5.21
Shares...............................................................section 3.1
State Statutory Accounting Principles................................Section 4.7
Statutory Financial Statements of Purchaser..........................Section 4.7
Statutory Financial Statements of the Company........................Section 5.7
Stock Election.......................................................Section 3.2
Sub.....................................................................Recitals
Surviving Corporation................................................Section 1.1
Taxes...............................................................Section 4.12
Tax Returns.........................................................Section 4.12
Trading Average......................................................Section 3.1
Virginia Statutory Accounting Principles.............................Section 5.7
VSCA.................................................................Section 1.1



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

                         AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER, dated as of December 22, 1996, by and among AMERICAN GENERAL CORPORATION, a Texas corporation ("Purchaser"), AGC LIFE INSURANCE COMPANY, a Missouri corporation and a wholly-owned subsidiary of Purchaser ("Sub"), and HOME BENEFICIAL CORPORATION, a Virginia corporation (the "Company").

      WHEREAS, the respective Boards of Directors of Purchaser, Sub and the Company have approved the merger of the Company with and into Sub (the "Merger") upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger (this "Agreement") and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan of Merger"); and

      WHEREAS, Purchaser, Sub and the Company intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the Plan of Merger, at the Effective Time (as defined in Section 1.3 hereof), the Company shall be merged with and into Sub in accordance with the applicable provisions of the Virginia Stock Corporation Act (the "VSCA") and The General and Business Corporation Law of Missouri (the "MGBC") and the separate corporate existence of the Company shall thereupon cease, and Sub shall be the surviving corporation in the Merger (the "Surviving Corporation") and all of its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the VSCA and in the MGBC. Pursuant to the Merger, (a) the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation and (b) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, such Bylaws and the Articles of Incorporation of the Surviving Corporation.

       Section 1.2 Closing. The Company shall as promptly as practicable notify Purchaser, and Purchaser and Sub shall as promptly as practicable notify the Company, when the conditions to such party's or parties' obligation to effect the Merger contained in Article VIII have been satisfied. The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 10:00 a.m., New York time, on the sixth business day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that the parties hereto agree to use all reasonable efforts to consummate the Closing on March 31, 1997, or as soon as practicable thereafter.

       Section 1.3 Effective Time of the Merger. The Merger shall become effective when appropriate Articles of Merger are executed and filed with the Virginia State Corporation Commission as provided by, and with the effects provided in, Section 13.1-721A of the VSCA and with the Secretary of State of the State of Missouri as provided by Section 351.440 of the MGBC, or at such later time as the parties hereto shall have designated in such filings as the effective time of the Merger (the "Effective Time"), which filings shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.2 hereof.

       Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time. The directors and officers of the Surviving Corporation shall hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.


                                  ARTICLE II

                             SHAREHOLDER APPROVAL

       Section 2.1 Shareholder Meeting. In order to consummate the Merger, the Company, acting through its Board of Directors and subject to Section 7.3, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Special Meeting"), as soon as practicable after the Registration Statement (as hereinafter defined) is declared effective, for the

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

purpose of voting upon the adoption of this Agreement. Subject to Section 7.3, the Company shall include in the Proxy Statement/Prospectus (as hereinafter defined) the recommendation of the Board of Directors of the Company that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

       Section 2.2 Proxy Statement/Prospectus; Registration Statement. In connection with the solicitation of approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the Company and Purchaser shall as promptly as practicable prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy statement relating to the Merger and this Agreement and use reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus (as hereinafter defined). The Company, after consultation with Purchaser, shall respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be mailed to its shareholders at the earliest practicable date. Such definitive proxy statement shall also constitute a prospectus of Purchaser with respect to the Purchaser Common Stock (as hereinafter defined) to be issued in the Merger (such proxy statement and prospectus are referred to herein as the "Proxy Statement/Prospectus"), which prospectus is to be filed with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering the Purchaser Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser shall as promptly as practicable prepare and file with the SEC the Registration Statement. Purchaser, after consultation with the Company, shall respond as promptly as practicable to any comments made by the SEC with respect to the Registration Statement, and shall use reasonable best efforts to have the Registration Statement declared effective by the SEC. Purchaser shall also take any action required to be taken under applicable state securities laws in connection with the issuance of Purchaser Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock (as hereinafter defined) as may be reasonably requested by Purchaser in connection with such action.

       Section 2.3 No False or Misleading Statements. The information provided and to be provided by each of Purchaser and the Company specifically for use in the Registration Statement and the Proxy Statement/Prospectus shall not, with respect to the information supplied by such party, in the case of the Registration Statement, on the date the Registration Statement becomes effective and, in the case of the Proxy Statement/ Prospectus, on the date upon which the Proxy Statement/Prospectus is mailed to the shareholders of the Company or on the date upon which approval of the Merger by the shareholders of the Company is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Purchaser and the Company agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus shall comply as to form in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable law.




                                  ARTICLE III

                     CONVERSION AND EXCHANGE OF SECURITIES

        Section 3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

        (a) Each share of Class A Common Stock (Voting), par value $0.3125 per share, of the Company (the "Company Voting Stock") and each share of Class B Common Stock (Non-Voting), par value $0.3125 per share, of the Company (the "Company Non-Voting Stock"; the Company Voting Stock and the Company Non-Voting Stock, collectively, the "Company Common Stock"; and the shares of such Company Common Stock, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 3.1(c) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Purchaser Common Stock (as defined below) or cash, in accordance with the following:

              (i) a fraction of a duly authorized, validly issued, fully paid and nonassessable share of common stock of Purchaser (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, issued in accordance with the Rights Agreement, dated as of July 27, 1989, between Purchaser and Texas Commerce Bank, as Rights Agent, as amended by the

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

         First Amendment Rights Agreement, dated as of October 26, 1992, between Purchaser and First Chicago Trust Company of New York, as Rights Agent, as such amended agreement may be amended from time to time, the "Purchaser Common Stock"), par value $0.50 per share (the "Common Stock Consideration"), calculated by dividing (x) $39.00 (the "Per Share Amount") by (y) the Average Purchaser Price (as hereinafter defined), rounded to four decimal places (such fraction being referred to herein as the "Exchange Ratio"). As used herein, the "Average Purchaser Price" shall mean the average of the high bid and low asked prices, regular way, per share of Purchaser Common Stock as reported on the New York Stock Exchange Composite Tape on each day during the ten consecutive Trading Days ending on (and including) the fifth Trading Day prior to the Effective Time (the "Trading Average"); provided, however, that if the Trading Average is less than $35.00, then the Average Purchaser Price shall be $35.00; and/or

              (ii) $39.00 in cash, without any interest thereon (the "Cash Consideration"; the Common Stock Consideration, and the Cash Consideration, collectively, the "Merger Consideration"),

in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with and subject to the limitations set forth in Section
3.2 hereof. The Per Share Amount and the Cash Consideration may be reduced as provided in Section 7.11. All Shares of Company Common Stock converted or exchanged into Merger Consideration shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Shares of Company Common Stock shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.6, only the applicable Merger Consideration. The holders of such certificates previously evidencing such Shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares of Company Common Stock except as otherwise provided herein or by law.

        (b) Each share of Common Stock of Sub, par value $100.00 per share, issued and outstanding immediately prior to the Effective Time, shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

        (c) All Shares of Company Common Stock that are owned by the Company as treasury stock and any Shares of Company Common Stock owned by Purchaser or Sub or any other direct or indirect wholly owned Purchaser Subsidiary (as defined in Section 4.3(b) hereof) shall, at the Effective Time, be canceled and retired and shall cease to exist and no Purchaser Common Stock or other consideration shall be delivered in exchange therefor except for any shares held in a Purchaser Subsidiary separate account or mutual fund.

        (d) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration for each Share held by them.

        (e) The calculations of the computations required by this Article III (including any adjustments required under Section 7.11) shall be prepared by Purchaser prior to the Closing Date and shall be set forth in a statement furnished to the Company showing in reasonable detail the manner of calculation.

        (f) At the Effective Time, the stock transfer books of the Company shall be closed as to holders of the Company Common Stock immediately prior to the Effective Time and no transfer of the Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with this Article III to the Exchange Agent (as hereinafter defined), such certificates shall be cancelled and exchanged for certificates representing the number of shares of Purchaser Common Stock, and a check representing the amount of cash, if any, into which the Company Common Stock represented thereby was converted in the Merger.

       Section 3.2 Election Procedure. Each holder (or beneficial owner through appropriate and customary documentation and instructions) of Shares (other than holders of Shares to be canceled as set forth in Section 3.1(c)) shall have the right to submit a request specifying the number of Shares that such holder desires to have converted into shares of Purchaser Common Stock in the Merger and the number of Shares that such holder desires to have converted into the right to receive Cash Consideration in the Merger in accordance with the following procedure:

        (a) Subject to Section 3.3, each holder of Shares may specify in a request made in accordance with the provisions of this Section 3.2 (herein called an "Election") (i) the number of Shares owned by such holder that such holder desires to have converted into Purchaser Common Stock in the Merger (a "Stock Election") and (ii) the number of Shares owned by such holder that such holder desires to have converted into the right to receive the Cash Consideration in the Merger (a "Cash Election").

        (b) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as Purchaser and the Company shall mutually agree (the "Election Form") shall be mailed thirty days prior to the anticipated Effective Time or on such other date as Purchaser and the Company shall mutually agree (the "Mailing Date") to each holder of record of Company Common Stock as of five business days prior to the Mailing Date.

        (c) Any Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the fifth day prior to the anticipated Effective Time (or such other time and date as Purchaser and the Company shall mutually agree) (the "Election Deadline"), an Election Form properly completed and signed and accompanied by certificates for the Shares to which such Election Form relates (or customary affidavits and indemnification regarding the loss or destruction of such certificate or certificates or by an appropriate guarantee of delivery of such certificates, as set forth in such Election Form, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election.

        (d) Any Company stockholder may at any time prior to the Election Deadline revoke or change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Election Form or by withdrawal of his or her certificates for Shares, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Purchaser or the Company that this Agreement has been terminated. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the

    Election Form. The Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. The Exchange Agent shall be under no obligation to notify any person of any defect in an Election Form.

        (e) Within fifteen calendar days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Purchaser shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive Purchaser Common Stock or Cash Consideration in the Merger in accordance with Section 3.3.

       Section 3.3 Issuance of Purchaser Common Stock and Payment of Cash Consideration; Proration. The manner in which each Share (other than Shares to be canceled as set forth in Section 3.1(c)) shall be converted into Purchaser Common Stock or the right to receive the Cash Consideration at the Effective Time shall be as set forth in this Section 3.3. All references to "outstanding" Shares in this Section 3.3 shall mean (i) all Shares outstanding immediately prior to the Effective Time, minus (ii) Shares owned by Purchaser or Sub or any direct or indirect wholly owned Purchaser Subsidiary except for any shares held in a Purchaser Subsidiary separate account or mutual fund.

      (a) As is more fully set forth below, the aggregate number of Shares to be converted into Purchaser Common Stock pursuant to the Merger shall not exceed 75% of all outstanding Shares, and the number of Shares to be converted into the right to receive the Cash Consideration pursuant to the Merger shall not be less than 25% of all outstanding Shares and not more than 50% of all outstanding Shares.

      (b) If Stock Elections are received for a number of Shares that is in the aggregate 75% or less of the outstanding Shares, each Share covered by a Stock Election shall be converted in the Merger into a fraction of a share of Purchaser Common Stock equal to the Exchange Ratio.

      (c) If Stock Elections are received for a number of Shares that is in the aggregate more than 75% of the outstanding Shares, then:

        (i) Each Non-Electing Share and each Share for which a Cash Election has been received shall be converted into the right to receive the Cash Consideration in the Merger;

        (ii) The Exchange Agent will distribute a fraction of a share of Purchaser Common Stock equal to the Exchange Ratio with respect to a number of such Shares equal to 75% of the outstanding Shares;

        (iii) Shares covered by a Stock Election and not fully converted into the right to receive Purchaser Common Stock as set forth in clause (ii) above shall be converted in the Merger into the right to receive the Cash Consideration multiplied by the number of such Shares; and

        (iv) The distributions of Purchaser Common Stock and of Cash Consideration contemplated by the preceding clauses (ii) and (iii) shall be made on a pro rata basis among all Shares as to which Stock Elections have been made.

      (d) If Cash Elections are received for a number of Shares that is in the aggregate 50% or less of the outstanding Shares, each Share covered by a Cash Election shall be converted in the Merger into the right to receive the Cash Consideration.

      (e) If Cash Elections are received for a number of Shares that is in the aggregate more than 50% of the outstanding Shares, then:

          (i) Each Non-Electing Share and each Share for which a Stock Election has been received shall be converted in the Merger into a fraction of a share of Purchaser Common Stock equal to the Exchange Ratio;

          (ii) The Exchange Agent will distribute Cash Consideration with respect to a number of such Shares equal to 50% of the number of outstanding Shares;

          (iii) Each Share covered by a Cash Election and not fully converted into the right to receive the Cash Consideration as set forth in clause (ii) above shall be converted in the Merger into the right to receive a number of shares of Purchaser Common Stock equal to the Exchange Ratio multiplied by the number of such Shares; and

          (iv) The distributions of Cash Consideration and of Purchaser Common Stock contemplated by the preceding clauses (ii) and (iii) shall be made on a pro rata basis among all Shares as to which Cash Elections have been made.

      (f) If Non-Electing Shares are not converted under either Section 3.3(c) or Section 3.3(e), the Exchange Agent shall distribute with respect to such Non-Electing Shares:

          (i) Cash Consideration with respect to a number of such Non-Electing Shares, that will result in the sum of (A) the number of Shares converted into cash pursuant to this Section 3.3(f) and (B) the number of Shares for which Cash Elections have been received being as close as practicable to 50% of the outstanding Shares;

          (ii) Non-Electing Shares not converted into the right to receive the Cash Consideration as set forth in the preceding sentence shall be converted in the Merger into the right to receive a number of shares of Purchaser Common Stock equal to the Exchange Ratio multiplied by the number of such Shares; and

          (iii) The distribution of Cash Consideration and of Purchaser Common Stock contemplated by the preceding clauses (i) and (ii) shall be made on a pro rata basis among all Non-Electing Shares.

      (g) For the purposes of this Section 3.3, outstanding Shares as to which an Election is not in effect at the Election Deadline shall be called "Non-Electing Shares". If Purchaser and the Company shall determine that any Election is not properly made with respect to any Shares, such Election shall be deemed to be not in effect, and the Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

      (h) If required by special counsel to the Company or special counsel to Purchaser in order for such counsel to provide the opinions required by Section 8.2(b) or Section 8.3(b), respectively, the number "50%" in Sections 3.3(d), (e) and (f) above shall be adjusted to a number reasonably required by such counsel, provided that after giving effect to such adjustment the number of Shares to be converted into Purchaser Common Stock pursuant to the Merger shall not exceed 75% of all outstanding Shares.

      Section 3.4 Fractional Interests. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights as a shareholder of Purchaser. In lieu of a fractional interest in a share of Purchaser Common Stock, each holder of a Share or Shares of Company Common Stock exchanged pursuant to Section 3.1(c) who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional interest multiplied by the Average Purchaser Price.

       Section 3.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no Share of Company Voting Stock, the holder of which shall have complied with the provisions of Article 15 of the VSCA as to dissenter's rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration hereunder, and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Article 15 of the VSCA; provided, however, that (a) if any holder of Dissenting Shares shall, under the circumstances permitted by the VSCA, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or (b) if any holder fails to establish his or her entitlement to rights to payment as provided in such Article 15, or (c) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Article 15, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Article 15, and each such Share shall not be considered a Dissenting Share but shall thereupon be treated as a Non-Electing Share for purposes of Section 3.2. The Company shall give Purchaser (i) prompt notice of any written demands for appraisal of any Company Common Stock, attempted withdrawals of such demands, and any other instruments received by the Company relating to shareholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the VSCA. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisals of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

       Section 3.6 Exchange of Certificates. (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five Trading Days prior to the mailing of the Proxy Statement/Prospectus to holders of Company Common Stock, Purchaser shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Purchaser and Company) to act as exchange agent (the "Exchange Agent") in effecting the exchange of Certificates of Company Common Stock for Merger Consideration pursuant to Section 3.1(a) hereof (and cash in lieu of fractional interests in accordance with Section 3.4). Upon the surrender of each such Certificate representing Shares of Company Common Stock, the Exchange Agent shall pay the holder of such Certificate the applicable Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate that prior to the Effective Time represented Shares of Company Common Stock (other than Certificates representing Dissenting Shares which are not to be treated as Non-Electing Shares pursuant to Section 3.3(g) or Shares of Company Common Stock to be cancelled in accordance with
Section 3.1(c)) shall represent solely the right to receive Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4). No interest shall be paid or accrued on Merger Consideration.

      (b) As of or as promptly as practicable after the Effective Time, Purchaser shall deposit or cause to be deposited in trust with the Exchange Agent, for the benefit of the holders of Shares of Company Common Stock, for exchange in accordance with this Article III, the aggregate Merger Consideration.

      (c) The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investor Services, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

      (d) As promptly as practicable following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, shares of Purchaser Common Stock, Certificates and other documents in its possession relating to the transactions described in this Agreement and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), without any interest thereon.

      (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares of Company Common Stock. If, after the Effective Time, Certificates formerly representing Shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), as provided in this Article III.

      (f) No dividends or other distributions declared or made after the Effective Time with respect to shares of Purchaser Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Purchaser Common Stock such holder is entitled to receive, and no cash payment in lieu of fractional interests shall be paid pursuant to Section 3.4, in each case, until the holder of such Certificate shall surrender such Certificate, in accordance with the provisions of this Agreement.

      (g) The Exchange Agent or Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent, Purchaser or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provision of state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

       Section 3.7 No Liability. Neither Purchaser, the Company nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), without any interest or other payments thereon, upon due surrender and delivery of such Certificate pursuant to this Agreement.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

      Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Purchaser Disclosure Letter"), Purchaser represents and warrants to the Company as follows:

       Section 4.1 Organization. Each of Purchaser and Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and Missouri, respectively, with the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Sub is duly licensed or authorized as an insurance company in the State of Missouri and in each other jurisdiction where it is required to be licensed or authorized. Each of Purchaser and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Purchaser, Sub and the Purchaser Subsidiaries (as hereinafter defined), taken as a whole (a "Purchaser Material Adverse Effect").

       Section 4.2 Capitalization. As of September 30, 1996: (i) the authorized capital stock of Purchaser consists of 300,000,000 shares of Purchaser Common Stock and 60,000,000 shares of Preferred Stock, par value $1.50 per share of Purchaser ("Purchaser Preferred Stock"), (ii) 203,624,209 shares of Purchaser Common Stock, and 2,317,701 shares of Purchaser Preferred Stock (all of which are shares in the series designated 7% Convertible Preferred Stock), were issued and outstanding and (iii) stock options to acquire 2,976,119 shares of Purchaser Common Stock (the "Purchaser Stock Options") were outstanding under all stock option plans of Purchaser. All of the issued and outstanding shares of capital stock of Purchaser are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Purchaser Common Stock reserved for issuance in exchange for shares of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Since September 30, 1996 to the date hereof, no shares of Purchaser's capital stock have been issued, except Purchaser Common Stock issued pursuant to
(i) the exercise of

Purchaser Stock Options, and (ii) restricted stock awards (covering 5,000 shares of Purchaser Common Stock) granted under a stock plan of Purchaser. Except for
(a) Purchaser Stock Options, (b) 2,317,701 shares of 7% Convertible Preferred Stock of Purchaser, (c) 5,000,000 shares of 6% Convertible Monthly Income Preferred Securities, Series A, of American General Delaware, L.L.C. and (d) the Series A Junior Participating Preferred Stock Purchase Rights attached to the Purchaser Common Stock as of the date of this Agreement, there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Purchaser to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

       Section 4.3 Sub and Purchaser Subsidiaries. (a) The authorized capital stock of Sub consists of 250,000 shares of Common Stock, par value $100.00 per share. As of the date hereof, 141,041 shares of Common Stock of Sub are issued and outstanding and are owned by Purchaser.

      (b) Each subsidiary of Purchaser, other than Sub (collectively the "Purchaser Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Purchaser Material Adverse Effect. Each Purchaser Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Purchaser Material Adverse Effect.
Section 4.3(b) of the Purchaser Disclosure Letter sets forth the name of each of the Purchaser Subsidiaries that is as of the date hereof a significant subsidiary as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act (collectively, the "Purchaser Significant Subsidiaries").

      (c) Section 4.3(c) of the Purchaser Disclosure Letter sets forth the name of each of the Purchaser Significant Subsidiaries that is as of the date hereof an insurance company (collectively, the "Purchaser Insurance Subsidiaries"). Except as set forth in the Purchaser SEC Reports or Section 4.3(c) of the Purchaser Disclosure Letter, each of the Purchaser Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized.

      (d) Except as set forth in the Purchaser SEC Reports or Section 4.3(d) of the Purchaser Disclosure Letter, Purchaser is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of Sub and of each of the Purchaser Significant Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of Sub or of any Purchaser Significant Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of Sub or of any Purchaser Significant Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Purchaser or any Purchaser Significant Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of Sub or of any Purchaser Significant Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in the Purchaser SEC Reports or Section 4.3(d) of the Purchaser Disclosure Letter, all of such shares so owned by Purchaser are validly issued, fully paid and nonassessable and are owned by it free and clear of Encumbrances (as hereinafter defined) securing obligations not reflected in the Purchaser SEC Reports.

       Section 4.4 Authority Relative to this Agreement. Each of Purchaser and Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and Sub and the consummation by Purchaser and Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser and Sub, and by Purchaser as the sole shareholder of Sub by written consent, and no other corporate proceedings on the part of Purchaser or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Sub and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of each of Purchaser and Sub, enforceable against Purchaser and Sub in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

       Section 4.5 Consents and Approvals; No Violations. Except (a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, state securities or blue sky laws, state insurance laws and the regulations promulgated thereunder and the filing of the Articles of Merger as required by the VSCA and the MGBC (collectively, the "Governmental Requirements"), or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority (a "Government Entity") would not prevent or delay the consummation of the Merger, or otherwise prevent Purchaser or Sub from performing their respective obligations under this Agreement, and would not individually or in the aggregate have a Purchaser Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by Purchaser and Sub and the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 4.5 of the Purchaser Disclosure Letter, no consent or approval of any other party (other than any Governmental Entity) is required to be obtained by Purchaser or Sub for the execution, delivery or performance of this Agreement or the performance by Purchaser or Sub of the transactions contemplated hereby, except where the failure to obtain any such consent or approval would not prevent or delay the consummation of the Merger, or otherwise prevent Purchaser or Sub from performing their respective obligations under the Agreement, or would not individually or in the aggregate have a Purchaser Material Adverse Effect. Neither the execution, delivery or performance of this Agreement by Purchaser or Sub, nor the consummation by Purchaser or Sub of the transactions contemplated hereby, nor compliance by Purchaser or Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of Purchaser or Sub or the Articles or Certificate of Incorporation, as the case may be, or Bylaws of any of the Purchaser Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Purchaser, Sub or any of the Purchaser Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, Sub, any Purchaser Subsidiary or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of Purchaser, Sub or any Purchaser Subsidiary, or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for Purchaser, Sub or any of the Purchaser Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Purchaser Material Adverse Effect.

       Section 4.6 Purchaser SEC Reports. Purchaser has delivered to the Company true and complete copies of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, Proxy Statement, Schedule 13D filed with respect to Purchaser, Form S-4, and the prospectus included in any other registration statement as presently in effect and as last amended, pursuant to which Purchaser has registered equity securities for sale in underwritten offerings (including any amendments thereto), filed by Purchaser with the SEC since January 1, 1993 through the date hereof (collectively, the "Purchaser SEC Reports"). As of the respective dates such Purchaser SEC Reports were filed or, if any such Purchaser SEC Reports were amended, as of the date such amendment was filed, each of the Purchaser SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (x) the audited and consolidated financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and (y) the unaudited consolidated interim financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Purchaser and the Purchaser Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

       Section 4.7 Statutory Financial Statements. The Annual Statements and Quarterly Statements of the Purchaser Insurance Subsidiaries, as filed with the departments of insurance for all applicable domiciliary states for the years ended December 31, 1994 and December 31, 1995 (the "Annual Statutory Statements of Purchaser") and the quarters ended March 31, June 30 and September 30, 1995, and March 31, June 30, and September 30, 1996 (collectively, the "Quarterly Statutory Statements of Purchaser"), respectively, together with all exhibits and schedules thereto (all Annual Statutory Statements of Purchaser and all Quarterly Statutory Statements of Purchaser, together with all exhibits and schedules thereto, referred to in this Section 4.7 are hereinafter referred to as the "Statutory Financial Statements of Purchaser"), have been prepared in accordance with the accounting practices prescribed or permitted by the departments of insurance for all applicable domiciliary states for purposes of financial reporting to the respective state's insurance regulators ("State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with State Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of Purchaser present fairly in all material respects the financial position and the results of operations for the Purchaser Insurance Subsidiaries as of the dates and for the periods therein in accordance with State Statutory Accounting Principles. Purchaser has delivered to the Company true and complete copies of the Annual Statutory Statements of Purchaser and the Quarterly Statutory Statements of Purchaser.

       Section 4.8 Absence of Certain Changes. Since September 30, 1996, there has been no event or condition (other than (i) any event or condition resulting from general economic conditions (including without limitation changes in interest rates), (ii) any occurrence or condition affecting the life insurance industry generally (including without limitation any change or proposed change in insurance laws or regulations in any jurisdiction), and, in the case of each of clauses (i) and (ii), not having a unique or disproportionate effect on the Purchaser, or (iii) any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof) which has had (or is reasonably likely to result in) a Purchaser Material Adverse Effect, and Purchaser and the Purchaser Significant Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 6.2 hereof.

       Section 4.9 Litigation. Except as disclosed in Section 4.9 of the Purchaser Disclosure Letter or the Purchaser SEC Reports, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of Purchaser, threatened against or affecting Purchaser, Sub or any of the Purchaser Subsidiaries, the outcome of which, in the reasonable judgment of Purchaser, is likely individually or in the aggregate to have a Purchaser Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Purchaser, Sub or any of the Purchaser Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, a Purchaser Material Adverse Effect.

       Section 4.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Purchaser's financial statements (or reflected in the notes thereto) included in the Purchaser SEC Reports or disclosed in Section 4.10 of the Purchaser Disclosure Letter or which were incurred after September 30, 1996 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement or liabilities incurred in connection with acquisitions made after September 30, 1996, Purchaser and the Purchaser Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of Purchaser.

       Section 4.11 No Default. Except as set forth in the Purchaser SEC Reports or Section 4.11 of the Purchaser Disclosure Letter, neither Purchaser, Sub nor any of the Purchaser Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which Purchaser, Sub or any of the Purchaser Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, Sub or any of the Purchaser Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for Purchaser, Sub or any of the Purchaser Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and
(d) above for violations, breaches or defaults which would not individually or in the aggregate have a Purchaser Material Adverse Effect.

       Section 4.12 Taxes. (a) Except as set forth in the Purchaser SEC Reports or Section 4.12 of the Purchaser Disclosure Letter:

       (i) Purchaser and the Purchaser Subsidiaries have (x) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all material Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and (y) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof;

       (ii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Purchaser or the Purchaser Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Purchaser Material Adverse Effect; and

       (iii) the Internal Revenue Service has completed examinations of the consolidated federal income Tax Returns of Purchaser for all periods through and including December 31, 1987. Except as set forth in the Purchaser SEC Reports, all issues have been settled with respect to such examinations. The Internal Revenue Service is examining as of the date hereof the consolidated federal income Tax Returns of Purchaser for the years 1988 through 1992.

   (b) "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto. "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

   Section 4.13 Title to Property. Except as set forth in the Purchaser SEC Reports or Section 4.13 of the Purchaser Disclosure Letter, each of Purchaser and the Purchaser Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances that do not, individually or in the aggregate, have a Purchaser Material Adverse Effect, and
(ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

   Section 4.14 Insurance Practices; Permit and Insurance Licenses. (a) The business of Purchaser and each of the Purchaser Subsidiaries is being conducted in compliance, in all material respects, with all applicable laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

    (b) Purchaser, and each of the Purchaser Insurance Subsidiaries, has all permits and insurance licenses the use and exercise of which are necessary for the conduct of its business as now conducted, other than such permits and insurance licenses the absence of which would not, individually or in the aggregate, be reasonably expected to have a Purchaser Material Adverse Effect. The business of Purchaser and each of the Purchaser Insurance Subsidiaries has been and is being conducted in compliance, in all material respects, with all such permits and insurance licenses. To the best knowledge of Purchaser, all such permits and insurance licenses are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license.

       Section 4.15 Regulatory Filings. Purchaser and the Purchaser Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not have a Purchaser Material Adverse Effect; and, to the best knowledge of Purchaser, all such reports, statements, documents, registrations, filings and submissions were in all material respects true, complete and accurate when filed.

       Section 4.16 Investments. (a) The Statutory Financial Statements of Purchaser set forth a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "Purchaser Investments") owned by the Purchaser Insurance Subsidiaries as of December 31, 1995, together with the cost basis book or amortized value, as the case may be, as of December 31, 1995. All transactions in Purchaser Investments by each of the Purchaser Insurance Subsidiaries from January 1, 1996 to the date hereof have complied in all material respects with the investment policies of such Purchaser Insurance Subsidiary and all applicable insurance laws and regulations.

      (b) Except as set forth in the Statutory Financial Statements of Purchaser, the Purchaser Insurance Subsidiaries have good and marketable title to the Purchaser Investments listed in the Statutory Financial Statements of Purchaser or acquired in the ordinary course of business since September 30, 1996, other than with respect to those Purchaser Investments which have been disposed of in the ordinary course of business or as contemplated by this Agreement or redeemed in accordance with their terms since such date and other than with respect to statutory deposits which are subject to certain restrictions on transfer.

      (c) The information provided by Purchaser to the Company indicating the aggregate amount by which the Purchaser Investments have been written down from January 1, 1996 through September 30, 1996, and the aggregate amount of Purchaser

Investments in default with respect to the payment of principal or interest as of September 30, 1996, is true and correct in all material respects.

       Section 4.17 Reserves. The aggregate reserves of the Purchaser Insurance Subsidiaries as recorded in the Statutory Accounting Statements of Purchaser have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as disclosed in the Purchaser SEC Reports or Section 4.17 of the Purchaser Disclosure Letter, the insurance reserving practices and policies of the Purchaser Insurance Subsidiaries have not changed, in any material respect, since December 31, 1995, and the results of the application of such practices and policies are reflected in the Statutory Accounting Statements of Purchaser. All reserves of the Purchaser Insurance Subsidiaries set forth in the Statutory Accounting Statements of Purchaser are, to the best knowledge of Purchaser, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not have a Purchaser Material Adverse Effect.

       Section 4.18 Ownership of Company Common Stock. As of the date hereof, Purchaser and the Purchaser Subsidiaries are not beneficial owners (as defined in Rule 16a-1(a) (2) of the Exchange Act) of any shares of Company Common Stock except for any shares held in a Purchaser Subsidiary separate account or mutual fund.

       Section 4.19 Information in Proxy Statement/Prospectus and Registration Statement. The Registration Statement (or any amendment thereof or supplement thereto), at the date it becomes effective and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Purchaser with respect to statements made therein based on information supplied by the Company in writing for inclusion in the Registration Statement. None of the information supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

       Section 4.20 Brokers. Other than (i) Insurance Investment Associates and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Purchaser.

       Section 4.21 Environmental Matters.  (a)  Except as disclosed in Section
4.21 of the Purchaser Disclosure Letter or the Purchaser SEC Reports, to the knowledge of Purchaser, (i) each of Purchaser and the Purchaser Subsidiaries is and has been in compliance in all respects with and, except for ongoing compliance obligations, including current activities to remove asbestos and future activities to remove asbestos, if applicable, has no existing liabilities under, and (ii) there are no written claims or notices by any person received by Purchaser or any of the Purchaser Subsidiaries that any of Purchaser or the Purchaser Subsidiaries has not been in compliance in all respects with or has any existing liabilities under, all applicable laws, rules, regulations, common law, ordinances, decrees, orders and other binding legal requirements relating to pollution, the preservation of the environment, and the exposure to materials in the environment or the work place ("Environmental Laws") with respect to property owned by Purchaser or any of the Purchaser Subsidiaries, except for such non-compliance or liabilities that would not be reasonably likely to have a Purchaser Material Adverse Effect. Except as disclosed in Section 4.21 of the Purchaser Disclosure Letter or the Purchaser SEC Reports, neither Purchaser nor any of the Purchaser Subsidiaries is subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements under Environmental Laws, restrictions under Environmental Laws, liabilities under Environmental Laws, or penalties for violations of Environmental Laws or the aforementioned requirements or restrictions, except where such requirements, restrictions, liabilities, or penalties would not be reasonably likely to have a Purchaser Material Adverse Effect.

      (b) Except as disclosed in Section 4.21 of the Purchaser Disclosure Letter or the Purchaser SEC Reports, with respect to currently owned property and all property formerly owned, leased or operated by Purchaser or any of the Purchaser Subsidiaries, including foreclosure property, to the knowledge of Purchaser, there are no past or present actions, conditions or occurrences that could form the basis of any outstanding claim under Environmental Laws against, or liability under such laws of, Purchaser or any of the Purchaser Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Purchaser Material Adverse Effect.

       Section 4.22 Disclosure. No representation or warranty by Purchaser or the Purchaser Subsidiaries in this Agreement (including the Purchaser Disclosure Letter), and no statement contained in the Purchaser SEC Reports and the Statutory Financial Statements of Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to Purchaser which would reasonably be expected to have a Purchaser Material Adverse Effect which has not been set forth in the Purchaser SEC Reports, the Statutory Financial Statements of Purchaser or in this Agreement (including the Purchaser Disclosure Letter).

       Section 4.23 Investigation by Purchaser. Purchaser has conducted its own independent review and analysis of the businesses, assets, financial condition, and operations of the Company and the Company Subsidiaries (as hereinafter defined) and acknowledges that Purchaser has been provided access to certain officers and certain books and records of the Company and the Company Subsidiaries for this purpose to the extent made available by representatives of the Company. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis and the warranties contained herein, and
Purchaser:

       (a) acknowledges that none of the Company, the Company Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or their agents or representatives prior to the execution of this Agreement, and

       (b) agrees, to the fullest extent permitted by law, that none of the Company, the Company Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Purchaser on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Purchaser prior to the execution of this Agreement, except that the foregoing limitations shall not apply to the Company to the extent the Company makes the specific representations and warranties set forth in Article V of this Agreement and in the Company Disclosure Letter, but always subject to the limitations and restrictions contained herein and therein.

       Section 4.24 Financing. At the Effective Time, Purchaser will have sufficient funds to pay the aggregate Cash Consideration and any other cash payable in respect of Shares pursuant to Article III, on the terms and subject to the conditions contemplated by this Agreement.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Except as otherwise disclosed to Purchaser in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Purchaser as follows:

       Section 5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole (a "Company Material Adverse Effect").

       Section 5.2 Capitalization. As of September 30, 1996: (i) the authorized capital stock of the Company consisted of 32,000,000 shares of common stock consisting of 12,800,000 shares of Company Voting Stock and 19,200,000 shares of Company Non-Voting Stock and (ii) 8,060,660 shares of Company Voting Stock and 8,992,910 shares of Company Non-Voting Stock were issued and outstanding. All of the issued and outstanding shares of Company Voting Stock and Company Non-Voting Stock are validly issued, fully paid and nonassessable and, except as provided in the Restated Articles of Incorporation of the Company, free of preemptive rights. Except as set forth above or as specified in Section 5.2 of the Company Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

       Section 5.3 Company Subsidiaries. (a) Section 5.3 (a) of the Company Disclosure Letter sets forth the name of each subsidiary of the Company (collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

      (b) Section 5.3(b) of the Company Disclosure Letter sets forth the name of each of the Company Subsidiaries that is an insurance company (collectively, the "Company Insurance Subsidiaries"). Except as disclosed in the Company SEC Reports (as defined below) or Section 5.3(b) of the Company Disclosure Letter, each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized.

      (c) Except as set forth in the Company SEC Reports or Section 5.3(c) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in the Company

SEC Reports or Section 5.3(c) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

      (d) Except for the Company Subsidiaries and as set forth in the Statutory Financial Statements of the Company (as hereinafter defined), the Company SEC Reports or Section 5.3(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

       Section 5.4 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company, other than obtaining shareholder approval pursuant to Section 2.1 hereof, are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of Purchaser and Sub) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

       Section 5.5 Consents and Approvals; No Violations. Except (a) for the Governmental Requirements, or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. Except as set forth in Section 5.5 of the Company Disclosure Letter, no consent or approval of any other party (other than any Governmental Entity) is required to be obtained by the Company or any Company Subsidiary for the execution, delivery or performance of this Agreement or the performance by the Company of the transactions contemplated hereby, except where the failure to obtain any such consent or approval would not prevent or delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement or would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 5.5 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Restated Articles of Incorporation or Bylaws of the Company or the Certificate or Articles of Incorporation, as the case may be, or Bylaws of any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, of the Company Subsidiaries or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its business as currently conducted, except in the case of clauses
(ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Company Material Adverse Effect.

       Section 5.6 Company SEC Reports. The Company has delivered to Purchaser true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by the Company with the SEC since January 1, 1993 through the date hereof (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (x) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and (y) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments, in the case of any unaudited interim financial statements).

       Section 5.7 Statutory Financial Statements. The Annual Statements and Quarterly Statements of the Company Insurance Subsidiaries, as filed with the Virginia State Corporation Commission for the years ended December 31, 1994 and December 31, 1995 (the "Annual Statutory Statements of the Company") and the quarters ended March 31, June 30, and September 30, 1995, and March 31, June 30, and September 30, 1996 (collectively, the "Quarterly Statutory Statements of the Company"), respectively, together with all exhibits and schedules thereto (all Annual Statutory Statements of the Company and all Quarterly Statutory Statements of the Company, together with all exhibits and schedules thereto, referred to in this Section 5.7 are hereinafter referred to as the "Statutory Financial Statements of the Company"), have been prepared in accordance with the accounting practices prescribed or permitted by the Virginia State Corporation Commission for purposes of financial reporting to the state's insurance regulators ("Virginia Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with Virginia Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of the Company present fairly in all material respects the financial position and the results of operations for the Company Insurance Subsidiaries as of the dates and for the periods therein in accordance with Virginia Statutory Accounting Principles. The Company has delivered to Purchaser true and complete copies of the Annual Statutory Statements of the Company and the Quarterly Statutory Statements of the Company.

       Section 5.8 Absence of Certain Changes. Since September 30, 1996, there has been no event or condition (other than (i) any event or condition resulting from general economic conditions (including without limitation changes in interest rates), (ii) any occurrence or condition affecting the life insurance industry generally (including without limitation any change or proposed change in insurance laws or regulations in any jurisdiction), and, in the case of each of clauses (i) and (ii), not having a unique or disproportionate effect on the Company, or (iii) any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof) which has had (or is reasonably likely to result
in) a Company Material Adverse Effect, and except as set forth in Section 5.8 of the Company Disclosure Letter, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 6.1 hereof.

       Section 5.9 Litigation. Except as disclosed in the Company SEC Reports or as set forth in Section 5.9 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, a Company Material Adverse Effect.

       Section 5.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or disclosed in Section 5.10 of the Company Disclosure Letter or which were incurred after September 30, 1996 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company.

       Section 5.11 No Default. Except as set forth in the Company SEC Reports or Section 5.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles of Incorporation, as the case may be, or Bylaws,
(b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company

Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

       Section 5.12 Taxes.    Except as set forth in  the Company SEC Reports or
Section 5.12 of the Company Disclosure Letter:

       (a) the Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all income Tax Returns and all other material Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes for all periods or portions thereof ending through the date hereof;

       (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would have a Company Material Adverse Effect;

       (c) The federal income Tax Returns of the Company and the Company Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1994, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid. Neither the Company nor any of the Company Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company or any of the Company Subsidiaries;

       (d) neither the Company nor the Company Subsidiaries is a party to any material tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's consolidated financial statements most recently filed by the Company with the SEC;

       (e) none of the Company or any of the Company Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulations
    Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise; and

       (f) to the knowledge of Company, no insurance contracts or insurance policies issued by Company or any Company Subsidiary fail to comply with the applicable provisions of Code Section 7702.

       Section 5.13 Title to Property. (a) Except as set forth in the Company SEC Reports or Section 5.13(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances that do not, individually or in the aggregate, have a Company Material Adverse Effect, and
(ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Company Material Adverse Effect.

       (b) Except as set forth in the Company SEC Reports or Section 5.13(b) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries:

           (i) owns and has good and marketable title in fee simple to the real property owned by such party, free and clear of all mortgages, pledges, liens, charges, encumbrances, defects, security interests, claims, options and restrictions of all kind ("Encumbrances"), except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or materially impairs the use of the affected property or materially impairs the operation of the Company or any of the Company Subsidiaries and (B) liens for current taxes not yet due and payable ("Permitted Company Liens");

           (ii) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

           (iii) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

        Section 5.14 Insurance Practices; Permits and Insurance Licenses. (a) The business of the Company and each of the Company Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

       (b) The Company, and each of the Company Insurance Subsidiaries, has all permits and insurance licenses the use and exercise of which are necessary for the conduct of its business as now conducted, other than such permits and insurance licenses the absence of which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Insurance Subsidiaries has been and is being conducted in compliance, in all material respects, with all such permits and insurance licenses. To the best knowledge of the Company, all such permits and insurance licenses are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license.

        Section 5.15 Regulatory Filings. The Company has made available for inspection by Purchaser complete copies of all material registrations, filings and submissions made since January 1, 1993 by the Company or any of the Company Subsidiaries with any Governmental Entity and any reports of examinations issued since January 1, 1993 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not have a Company Material Adverse Effect; and, to the best knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

        Section 5.16 Investments. (a) The Statutory Financial Statements of the Company set forth a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "Company Investments") owned by the Company Insurance Subsidiaries as of December 31, 1995, together with the cost basis, book or amortized value, as the case may be, as of December 31, 1995. Section 5.16(a) of the Company Disclosure Letter sets forth a list, which list is accurate and complete in all material respects, of all transactions in the Company Investments by each Company Insurance Subsidiary from January 1, 1996 to September 30, 1996. All transactions in Company Investments by each Company Insurance Subsidiary from September 30, 1996 to the date hereof have complied in all material respects with the investment policies of such Company Insurance Subsidiary and all applicable insurance laws and regulations.

      (b) Except as set forth in the Statutory Financial Statements of the Company, the Company Insurance Subsidiaries have good and marketable title to the Company Investments listed in the Statutory Financial Statements of the Company or acquired in the ordinary course of business since September 30, 1996, other than with respect to those Company Investments which have been disposed of in the ordinary course of business or as contemplated by this Agreement or redeemed in accordance with their terms since such date and other than Permitted Company Liens or with respect to statutory deposits which are subject to certain restrictions on transfer.

      (c) Section 5.16(c) of the Company Disclosure Letter identifies the Company Investments listed thereon which have been written down on the September 30, 1996 Statutory Statement of the Company, or to the best knowledge of the Company, are as of November 30, 1996 in default in the payment of principal or interest.

      (d) Except as set forth in the Statutory Financial Statements of the Company, there are no Encumbrances on any of the Company Investments, other than Permitted Company Liens and special deposits reflected in the Statutory Financial Statements of the Company, and none of the Company Investments consist of securities loaned to third parties.

       Section 5.17 Reserves. The aggregate reserves of the Company Insurance Subsidiaries as recorded in the Statutory Accounting Statements of the Company have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as disclosed in the Company SEC Reports or Section 5.17 of the Company Disclosure Letter, the insurance reserving practices and polices of the Company Insurance Subsidiaries have not changed, in any material respect, since December 31, 1995 and the results of the application of such practices and policies are reflected in the Statutory Accounting Statements of the Company. All reserves of the Company Insurance Subsidiaries set forth in the Statutory Accounting Statements of the Company are, to the best knowledge of the Company, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not have a Company Material Adverse Effect.

       Section 5.18 Repurchases of Company Common Stock. Since September 30, 1996, the Company has not repurchased any shares of Company Common Stock.

       Section 5.19 Information in Proxy Statement/Prospectus and Registration Statement. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Company shareholders and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Purchaser in writing for including in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

       Section 5.20 Brokers. Except for Goldman, Sachs & Co., no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

       Section 5.21 Employee Benefit Plans; ERISA. (a) Section 5.21(a) of the Company Disclosure Letter sets forth a list, which is complete and accurate in all material respects, of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, equity-based award, severance or termination pay, hospitalization or other medical, accident, disability, life or other insurance, supplemental unemployment benefits, fringe and other welfare benefit, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, that is sponsored, maintained or contributed to or required to be contributed to by the Company or the Company Subsidiaries or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or considered as being members of a controlled group of corporations, under common control, or members of an affiliated service group within the meaning of Subsections 414(b), (c),
(m) or (o) of the Code or Section 4001(a)(14) of ERISA (each such Subsidiary, trade, business or member an "ERISA Affiliate"), in each case for the benefit of any employee or terminated employee of the Company or any of the Company Subsidiaries (the "Plans"). No ERISA Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any ERISA Plan a plan described in
Section 4063(a) of ERISA.

      (b) With respect to each Plan listed in Section 5.21(a) of the Company Disclosure Letter, to the extent applicable, the Company has heretofore made available or has caused to be made available, or will provide or cause to be provided prior to the Closing, to Purchaser true and complete copies of the following documents:

             (i) a copy of each written Plan;

             (ii) a copy of the most recent annual report on Form 5500 and actuarial report, if required under ERISA, and to the extent they have been prepared by the Company or its ERISA Affiliates, the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards ("SFAS") No. 87, Employer's Accounting for Pensions, SFAS No. 106, Employer's Accounting for Post-Retirement Benefits other than Pensions, or SFAS No. 112, Employer's Accounting for Post-Employment Benefits, as the case may be;

             (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

             (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

             (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under
        Section 401 of the Code.

      (c) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

      (d) No ERISA Plan or any trust established thereunder that is subject to
Section 302 of ERISA and Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Effective Time. To the best knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

      (e) Except as set forth in the Company SEC Reports or Section 5.21(e) of the Company Disclosure Letter, none of the Company, any ERISA Affiliate, any ERISA Plan, and, to knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, any trust created thereunder and any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to sections 4971, 4972, 4975, 4976, 4977, 4979 or 4980 of the Code that could, individually, or taken together with any amounts arising as a result of noncompliance with any of the other paragraphs of this Section 5.21, reasonably be expected to result in a Company Material Adverse Effect.

      (f) Except as set forth in the Company SEC Reports or Section 5.21(f) of the Company Disclosure Letter, to the best knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, there is no matter pending (other than routine qualification determination filings, copies of which have been furnished to Purchaser, or will be promptly furnished to Purchaser when made) with respect to any of the Plans before the Internal Revenue Service, Department of Labor or PBGC.

      (g) Each of the Company and its ERISA Affiliates has complied in all material respects with the notice and continuation requirements of section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, except where such noncompliance, individually, or taken together with any amounts arising as a result of noncompliance with any of the other paragraphs of this Section 5.21, would not result in a Company Material Adverse Effect.

      (h) Except as set forth in the Company SEC Reports or Section 5.21(h) of the Company Disclosure Letter, to the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, except where such noncompliance, individually, or taken together with any amounts arising as a result of noncompliance with any of the other paragraphs of this Section 5.21, would not result in a Company Material Adverse Effect.

      (i) Except as set forth in Section 5.21(i) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee, director or officer of the Company or any of the Company Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (y) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer.

      (j) Except as set forth in the Company SEC Reports or Section 5.21(j) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened or anticipated actions, suits or claims by or on behalf of any Plan, by any employee or beneficiary covered under any Plan, or otherwise involving any such Plan (other than routine claims for benefits) that could, individually, or taken together with any amounts arising as a result of noncompliance with any of the other paragraphs of this Section 5.21, reasonably be expected to result in a Company Material Adverse Effect.

      (k) Except as set forth in the Company SEC Reports or Section 5.21(k) of the Company Disclosure Letter, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirements or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirements benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or the ERISA Affiliates, or (iv) benefits, the full cost of which is borne by the current or former employee (or his beneficiary).

       Section 5.22 Labor Relations; Employees. (a) None of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. To the knowledge of the Company, there have been no union organizing activities with respect to employees of the Company or the Company Subsidiaries within the past five years. To the knowledge of the Company, the Company and Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge.

      (b) The Company and the Company Subsidiaries have not during the past two years effectuated a "plant closing" or "mass layoff" (as defined in the Worker Adjustment and Retraining Notification Act) affecting any of their sites of employment or one or more facilities or operating units within any site of employment or facility, nor is any such action scheduled within the 90 day period prior to the Effective Time.

      (c) The Company and the Company Subsidiaries have at all times during the preceding three (3) years, treated their home service agents as employees for purposes of filings required under applicable tax laws.

       Section 5.23 Environmental Matters. (a) Except as disclosed in the Company SEC Reports or Section 5.23 of the Company Disclosure Letter and in any environmental report obtained by Purchaser in connection with its due diligence review of the Company, to the knowledge of the Company, (i) each of the Company and the Company Subsidiaries is and has been in compliance in all respects with and, except for ongoing compliance obligations, including current activities to remove asbestos and future activities to remove asbestos, if applicable, has no existing liabilities under, and (ii) there are no written claims or notice by any person received by the Company or any of the Company Subsidiaries that any of the Company or the Company Subsidiaries has not been in compliance in all respects with or has any existing liabilities under, all applicable Environmental Laws with respect to property owned by the Company or any of the Company Subsidiaries, except for such non-compliance or liabilities that would not be reasonably likely to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports or Section 5.23 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries in subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements under Environmental Laws, restrictions under Environmental Laws, liabilities under Environmental Laws, or penalties for violations of Environmental Laws or the aforementioned requirements or restrictions, except where such requirements, restrictions, liabilities, or penalties would not be reasonably likely to have a Company Material Adverse Effect.

      (b) Except as disclosed in the Company SEC Reports or Section 5.23 of the Company Disclosure Letter and in any environmental report obtained by Purchaser in connection with its due diligence review of the Company, with respect to currently owned property and all property formerly owned, leased or operated by the Company or any of the Company Subsidiaries, including foreclosure property, to the knowledge of the Company, there are no past or present actions, conditions or occurrences that could form the basis of any outstanding claim under Environmental Laws against, or liability under such laws of, the Company or any of the Company Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

       Section 5.24 Related Party Transactions. Except for the transactions described in the Company SEC Reports or Section 5.24 of the Company Disclosure Letter, all transactions involving the Company or any of the Company Subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of the Company, since December 31, 1995, neither the Company nor any of the Company Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

       Section 5.25 Affiliates. Section 5.25 of the Company Disclosure Letter identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company. The Company shall use all reasonable efforts to obtain and deliver to Purchaser prior to the Closing an executed letter agreement, in the form attached hereto as Exhibit B, from each of the persons identified on Section 5.25 of the Company Disclosure Letter, acknowledging that such person is subject to the provisions of Rule 145(d) promulgated under the Securities Act.

       Section 5.26 Opinion of Financial Advisor. The Company has received an opinion from Goldman, Sachs & Co., dated as of the date hereof, to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders.

       Section 5.27 Derivatives. Section 5.27 of the Company Disclosure Letter sets forth the statement of position, as of September 30, 1996, of the Company and the Company Subsidiaries with respect to obligations under any futures or option contracts, swaps, hedges or similar instruments ("Derivatives") to which the Company or any of the Company Subsidiaries is a party. Except as disclosed in Section 5.27 of the Company Disclosure Letter, since September 30, 1996, neither the Company nor any of the Company Subsidiaries has entered into agreements relating to Derivatives.

       Section 5.28 Contracts. (a) Section 5.28 of the Company Disclosure Letter sets forth a list of each contract to which the Company or any of the Company Subsidiaries is a party or by which it is bound which:

           (i) is material to the Company and which is not disclosed as an exhibit to the Company SEC Reports; or

           (ii) is a reinsurance or retrocession contract which requires the payment of premiums by the Company or the Company Subsidiaries of amounts in excess of $500,000 per year; or

           (iii) contains covenants limiting the freedom of the Company or any of the Company Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Company Subsidiaries to acquire equity securities of any person or entity; or

           (iv) is an employment or severance contract applicable to any employee of the Company or the Company Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Company or any of the Company Subsidiaries, other than agent contracts with insurance agents and any such contract which by its terms is terminable by the Company or any of the Company Subsidiaries on not more than 60 days' notice without material liability (collectively, together with such contracts as are filed as exhibits to the Company SEC Reports, the "Company Contracts").

       (b) With respect to each of the Company Contracts, to the knowledge of the Company, except as disclosed in Section 5.28 of the Company Disclosure
Letter:

           (i) such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon each party thereto and is in full force and effect;

           (ii) there is no material default or claim of material default thereunder and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder, or would permit material modification, acceleration or termination thereof; and

           (iii) the consummation of the transactions contemplated by this Agreement will not give rise to a right of the other party or parties thereto to terminate such contract or impose liability under the terms thereof on the Company or any of the Company Subsidiaries; provided, that this representation shall not be deemed to give assurances regarding rights of termination based on any decrease in insurance industry ratings of the Company or the Company Subsidiaries resulting from the declaration and/or payment of the extraordinary dividend.

       Section 5.29 Investment Advisor; Investment Company. Neither the Company nor any of the Company Subsidiaries conducts activities of an "investment advisor" as such term is defined in Section 2 (a) (20) of the Investment Company Act of 1940, as amended ("ICA"), whether or not registered under the Investment Advisers Act of 1940, as amended. Neither the Company nor any of the Company Subsidiaries is an "investment company" as defined under the ICA, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

       Section 5.30 Disclosure. No representation or warranty by the Company or the Company Subsidiaries in this Agreement (including the Company Disclosure Letter), and no statement contained in the Company SEC Reports and the Statutory Financial Statements of the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to the Company which would reasonably be expected to have a Company Material Adverse Effect which has not been set forth in the Company SEC Reports, the Statutory Financial Statements of the Company or in this Agreement (including the Company Disclosure Letter).


                              ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

       Section 6.1 Conduct of Business by the Company Pending the Merger. From the date hereof until the Effective Time, unless Purchaser shall otherwise agree in writing, or except as set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Company Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of
Purchaser:

       (a) the Company shall not adopt or propose any change in its Restated Articles of Incorporation or Bylaws;

       (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company (except for regular quarterly dividends payable in an amount no greater than $.22 per share until the end of the first fiscal quarter of 1997 and $.23 per share thereafter), or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

       (c) subject to Section 7.3, the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

       (d) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries taken as a whole, except pursuant to existing contracts or commitments (the terms of which have been disclosed to Purchaser prior to the date hereof), or in the ordinary course of business consistent with past practice;

       (e) the Company shall not, and shall not permit any Company Subsidiary to, settle any material audit, make or change any material Tax election or file amended Tax Returns;

       (f) the Company and the Company Subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Plan (as hereinafter defined) or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

       (g) the Company shall not, and shall not permit any Company Subsidiary to, grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents of the Company or any Company Subsidiary other than increases in the ordinary course of business consistent with past practice;

       (h) the Company shall not, and shall not permit any Company Subsidiary to, enter into or amend any employment agreement or other employment arrangement with any employee of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practices (which past practices shall not be deemed to include actions taken in connection with the Merger);

       (i) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP or the Virginia Statutory Accounting Principles;

       (j) the Company shall not, and shall not permit any Company Subsidiary to, take any action that would reasonably be expected to cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;

       (k) except as contemplated by Section 6.3, the Company shall not permit any Company Insurance Subsidiary to conduct transactions in Company Investments except in compliance with the investment policies of such Company Insurance Subsidiary in effect on the date hereof and all applicable insurance laws and regulations;

       (l) the Company shall not, and shall not permit any Company Subsidiary to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that the Company, or any Company Subsidiary, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) nothing herein shall prevent the Company, in its capacity as a landlord, from renewing any lease pursuant to an option granted prior to the date hereof;

       (m) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing;

       (n) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Company shall not, and shall not permit any Company Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided however, that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VIII not being satisfied; and

       (o) none of the Company Subsidiaries shall make any material change in its underwriting, claims management or reserving practices.

       Section 6.2 Conduct of Business by Purchaser Pending the Merger. From the date hereof until the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement, Purchaser, Sub and the Purchaser Subsidiaries shall conduct their respective businesses in all material respects in the ordinary course consistent with past practice and shall use all reasonable efforts to substantially preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of the
Company:

         (a) Purchaser shall not adopt or propose any change in its Articles of Incorporation or By-Laws that would have any adverse impact on the transactions contemplated by this Agreement;

         (b) Purchaser shall not declare, set aside or pay any dividend or other distribution with respect to any share of capital stock of Purchaser (except for regular quarterly dividends), or split, combine or reclassify the Purchaser Common Stock without agreeing to an appropriate adjustment to the Exchange Ratio;

       (c) Purchaser shall not merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person, if such merger, consolidation or acquisition could reasonably be expected to have a material impact on the ability of Purchaser to consummate the transactions contemplated by this Agreement;

       (d) Purchaser shall not issue any shares of capital stock or other securities (except for issuances of shares in the ordinary course pursuant to (i) Purchaser Stock Options and (ii) restricted stock awards granted under a stock plan of Purchaser) in connection with any transaction requiring shareholder approval unless Purchaser first notifies the Company in writing (an "Issuance Notice") of such transaction and provides the Company with information to the reasonable satisfaction of the Company with respect thereto. Thereafter, the Company shall have the right, by giving written notice to Purchaser at any time prior to 5:30 p.m. New York City time, on the tenth Trading Day following receipt of the Issuance Notice, to abandon the Merger and terminate this Agreement;

       (e) Purchaser shall not, and shall not permit any Purchaser Subsidiary to, take any action that would reasonably be expected to cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;

       (f) Purchaser shall not permit any Purchaser Insurance Subsidiary to conduct transactions in Purchaser Investments except in compliance with the investment policies of such Purchaser Insurance Subsidiary and all applicable insurance laws and regulations;

       (g) Purchaser shall not, and shall not permit any Purchaser Subsidiary to, purchase or otherwise acquire any shares of Company Common Stock;

       (h) Purchaser shall not, and shall not permit Sub or any Purchaser Subsidiary to, agree or commit to do any of the foregoing; and

       (i) except to the extent necessary to comply with the requirements of applicable laws and regulations, Purchaser shall not, and shall not permit Sub or any Purchaser Subsidiary to, (x) take, or agree or commit to take, any action that would make any representation and warranty of Purchaser hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, (y) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect, at any such time, provided, however, that Purchaser shall be permitted to take or omit any such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (z) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VIII not being satisfied.

       Section 6.3 Investment Restrictions. (a) From the date hereof until the Effective Time, each of the Company and each Company Subsidiary shall:

         (i) except to the extent contemplated by paragraph (ii) below or except to the extent consistent with past practice, invest available cash only in corporate bonds (other than bonds issued by public utilities) rated no higher than A1 nor lower than Baa3 by Moody's or no higher than A+ nor lower than BBB--by S&P, with maturities of not fewer than five nor more than ten years ("Permitted Investments"); and

         (ii) not invest in excess of 30% of available cash in the making of mortgage loans or purchasing of mortgage backed securities;

   provided, however, that nothing in this Section 6.3(a) shall require any Company Subsidiary to make any investment other than in compliance with the investment policies of such Company Subsidiary and all insurance laws and regulations applicable thereto, or prohibit the Company from making investments, mortgage loans or purchasing mortgage backed securities pursuant to existing contracts or commitments (the terms of which have been disclosed to Purchaser prior to the date hereof).

      (b) The Company and each Company Subsidiary shall neither purchase nor issue any put, call, straddle, hedge, interest-rate swap or other similar option or derivative contract, and the Company shall use all reasonable efforts to sell, close-out or otherwise liquidate, in an orderly fashion, any such options or derivatives which it owns.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

       Section 7.1 Access and Information. The Company and Purchaser shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish as promptly as practicable to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request, provided that neither party shall disclose to the other any competitively sensitive information and no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall continue to abide by the terms of the confidentiality agreement between Purchaser and the Company, dated December 4, 1996 (the "Confidentiality Agreement").

       Section 7.2 Acquisition Proposals. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or agree to or endorse, or take any other action to facilitate any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 7.2 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable law and (B) prior to taking such action, the Company (x) provides reasonable notice to Purchaser to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. Notwithstanding anything in this Agreement to the contrary, the Company shall as promptly as practicable advise Purchaser orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person making any such Acquisition Proposal or inquiry. The Company will keep Purchaser fully informed of the status and details of any such Acquisition Proposal or inquiry. The term "Acquisition Proposal" as used herein means any tender or exchange offer involving the capital stock of the Company or any of the Company Subsidiaries, any proposal for a merger, consolidation or other business combination involving the Company or any of the Company Subsidiaries, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company or any of the Company Subsidiaries, any proposal or offer with respect to any recapitalization or restructuring of the Company or any of the Company Subsidiaries, or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any of the Company Subsidiaries, other than the Merger contemplated by this Agreement. Immediately after the execution and delivery of this Agreement, the Company will cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 30 days prior to the date of this Agreement that the Board of Directors of the Company no longer seeks the making of any Acquisition Proposal.

       Section 7.3 Fiduciary Duties; Certain Fees. The Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser or Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions in (i), (ii) or (iii) or terminates this agreement when an Acquisition Proposal is outstanding, the Company shall, concurrently with the taking of any such action, pay to Purchaser $20 million in same day funds. Nothing contained in this Section 7.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law; provided that, except as otherwise permitted in this
Section 7.3, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 7.3 shall not constitute a breach of this Agreement by the Company.

       Section 7.4 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, Purchaser and Sub shall: (i) promptly make all filings and submissions under the HSR Act and all filings required by the insurance regulatory authorities in Virginia and in Missouri, and deliver notices and consents to jurisdiction to state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use reasonable best efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, the Company will provide Purchaser, and Purchaser will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

       Section 7.5 Public Announcements. Purchaser, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

       Section 7.6 Employee Benefits. (a) From and after the Effective Time, subject to applicable law and except as contemplated hereby, Purchaser and the Purchaser Subsidiaries will honor, in accordance with their terms, all employee benefit plans, programs, agreements or arrangements of the Company and the Company Subsidiaries in effect as of the date hereof (or as modified in accordance with Section 6.1 hereof) (the "Company Plans"); provided, however, that nothing herein shall preclude any change effected on a prospective basis in any Company Plan from and after the Effective Time. Purchaser and the Purchaser Subsidiaries will provide benefits to employees of the Company and the Company Subsidiaries who become employees of Purchaser and the Purchaser Subsidiaries or continue after the Effective Time as employees of the Company or the Company Subsidiaries which will not, in the aggregate, be materially less favorable than those provided to other similarly situated employees of Purchaser, Sub and the Purchaser Subsidiaries from time to time; provided, however, that Purchaser and the Purchaser Subsidiaries shall be deemed to have satisfied the foregoing requirement if benefits are provided to such employees that are no less favorable than those provided to such employees by the Company immediately prior to the Effective Time. With respect to the employee benefit plans, programs, agreements or arrangements of Purchaser and the Purchaser Subsidiaries in effect as of the date hereof (or as modified in accordance with Section 6.2 hereof) (the "Purchaser Plans"), Purchaser and the Surviving Corporation shall grant all employees of the Company and the Company Subsidiaries from and after the Effective Time credit for service with the Company and the Company Subsidiaries, their affiliates and predecessors prior to the Effective Time for all purposes, other than the accrual of benefits for which such service was recognized by the Company and the Company Subsidiaries. To the extent the Purchaser Plans provide medical or dental welfare benefits after the Effective Time, such plans shall waive pre-existing conditions and actively-at-work exclusions to the extent such exclusions have been satisfied in similar Company Plans and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under deductible, coinsurance and maximum out-of-pocket provisions under such Purchaser Plans.

      (b) Purchaser agrees that it will cause the Company to comply with the Workers Adjustment and Retraining Notification Act, to the extent applicable to the Company and its subsidiaries, in connection with actions taken after the Effective Time.

       Section 7.7 Stock Exchange Listing. Purchaser shall as promptly as practicable prepare and submit to the New York Stock Exchange a listing application covering the shares of Purchaser Common Stock to be issued in connection with the Merger and this Agreement, and shall use all reasonable efforts to obtain, prior to the

Effective Time, approval for the listing of such shares, subject to official notice of issuance.

       Section 7.8 Company Indemnification Provisions. Purchaser agrees that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Restated Articles of Incorporation or By-Laws or the certificate or articles of incorporation, by-laws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Surviving Corporation. At the Closing the Surviving Corporation shall expressly and directly assume by written instrument all such obligations. Purchaser shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Purchaser may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time, provided that in no event shall Purchaser or the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 7.8 any amount per annum in excess of 200% of the aggregate premiums paid in 1995 on an annualized basis for such purpose. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated. The provisions of this Section 7.8 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

       Section 7.9 Comfort Letters. (a) Purchaser shall use all reasonable efforts to cause Ernst & Young LLP, Purchaser's independent accountants, to deliver to the Company a letter dated as of the date of the Proxy Statement/Prospectus and addressed to the Company, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Purchaser contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

      (b) The Company shall use all reasonable efforts to cause Ernst & Young LLP, the Company's independent accountants, to deliver to Purchaser a letter dated as of the date of the Proxy Statement/Prospectus and addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

       Section 7.10 Tax Matters. (a) The Company and Purchaser shall each reasonably cooperate in connection with obtaining the opinions of special counsel described in Sections 8.2(b) and 8.3(b) including, without limitation, providing to special counsel such representations that are reasonably required by special counsel to enable them to render such opinions. The Company shall use all reasonable efforts to deliver to Purchaser, as soon as practicable following the mailing to the shareholders of the Company of the Proxy Statement/Prospectus, an executed representation letter, substantially in the form of Exhibit C attached hereto, from each person owning for Federal income tax purposes 5% or more of the outstanding shares of Company Common Stock as of the date of this Agreement.

      (b) The parties intend the Merger to qualify as a reorganization under
Section 368(a) of the Code; each party and its affiliates shall use all reasonable efforts to cause the Merger to so qualify; neither party nor any affiliate shall take any action that would reasonably be expected to cause the Merger not to so qualify; and the parties will take the position for all purposes that the Merger so qualifies.

       Section 7.11 Intercompany Dividend. On or before the date immediately prior to the Closing Date, subject to compliance with applicable law, the receipt of all necessary approvals, and the satisfaction (or waiver) of all of the conditions to the Closing set forth in Article VIII that are capable of being satisfied prior to the Closing Date, the Company shall use all reasonable efforts to cause Home Beneficial Life Insurance Company to pay a dividend of at least $250 million to the Company, such dividend to be paid in the form of a demand promissory note, or such other form as to which the parties may mutually agree. If such dividend is less than $250 million, the Per Share Amount and the Cash Consideration shall be reduced by the "Dividend Adjustment." The Dividend Adjustment shall equal a number of cents per share equal to 100 multiplied by the product of (a) 0.0378 multiplied by (b) the difference between $250 million and the actual amount of the dividend paid to the Company pursuant to this
Section 7.11 divided by (c) the number of outstanding Shares. For example, based on 17,053,570 shares of Company Common Stock outstanding as of the date of this

Agreement, for each $1 million increment by which the dividend paid pursuant to this Section 7.11 is less than $250 million, the Dividend Adjustment would result in a reduction in the Cash Consideration and the Per Share Amount equal to $0.0022 per share of Company Common Stock.

       Section 7.12 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and any other third party consents and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Purchaser, Sub and the Company shall take all such necessary action.


                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

       Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

       (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

       (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts consummation of the Merger;

       (c) each of the Company and Purchaser shall have obtained the third party consents and approvals (other than consents and approvals required by Governmental Requirements) listed in Section 4.5 of the Purchaser Disclosure

  Letter or in Section 5.5 of the Company Disclosure Letter and, in each case, indicated therein as being a condition to the Closing;

       (d) each of the Company and Purchaser shall have made such filings, and obtained such permits, authorizations, consents, or approvals (including an order of the State of Missouri Insurance Department approving the Merger as a statutory merger under Missouri law), required by Governmental Requirements to consummate the transactions contemplated hereby, and the appropriate forms shall have been executed, filed and approved as required by the corporate and insurance laws and regulations of the Commonwealth of Virginia and the State of Missouri; which permits, authorizations, consents, and approvals may be subject only to (i) conditions customarily imposed by insurance regulatory authorities in transactions of the type contemplated by this Agreement, taking into account the financial strength and experience in the life insurance industry of Purchaser or (ii) other conditions that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Purchaser and its subsidiaries taken as a whole (after giving effect to the consummation of the Merger); provided, that if all other conditions to the Closing set forth in this Article VIII have been satisfied or waived, the approval of the regulatory authorities of the State of Missouri have not been obtained, and Purchaser has received an opinion of counsel to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, (A) the use of a substitute subsidiary to effect the Merger, (B) the subsequent merger or reorganization of such substitute subsidiary with or into Sub, and (C) the subsequent merger or reorganization of Home Beneficial Life Insurance Company with or into another life insurance company subsidiary of Purchaser (in a transaction that would have been tax-free under the applicable provisions of the Code if the Merger had been effected through the use of Sub), will each be treated as one or more tax-free transactions under the applicable provisions of the Code, Purchaser agrees that it shall effect the Merger through the use of a substitute subsidiary, the use of which is not subject to any Governmental Requirements (other than the approval of the Virginia State Corporation Commission);

       (e) this Agreement and the Merger shall have been adopted and approved by the requisite vote of the shareholders of the Company in accordance with the applicable provisions of the VSCA;

       (f) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

       (g) the shares of Purchaser Common Stock issuable to the Company's shareholders pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance thereof.

       Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

       (a) each of Purchaser and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; the representations and warranties of Purchaser and Sub contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date) except as contemplated by this Agreement; and the Company shall have received a certificate of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of Purchaser as to the satisfaction of this condition; and

       (b) the Company shall have received an opinion from Debevoise & Plimpton, special counsel to the Company, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Purchaser, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Purchaser, Sub and the Company and their respective subsidiaries and in the representation letters received from certain shareholders pursuant to Section 7.10 hereof.

       Section 8.3 Conditions to Obligations of Purchaser and Sub to Effect the Merger. The obligations of Purchaser and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

       (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date), except as contemplated by the Company Disclosure Letter or this Agreement; and Purchaser and Sub shall have received a Certificate of the Chairman of the Board, the President, or a Vice President of the Company as to the satisfaction of this condition; and

       (b) Purchaser shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Purchaser, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Purchaser, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Purchaser, Sub and the Company and their respective subsidiaries and in the representation letters received from certain shareholders pursuant to Section
  7.10 hereof.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

       Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Purchaser and the Company.

       Section 9.2 Termination by Either Purchaser or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Purchaser or the Company if (a) this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting, (b) the Merger shall not have been consummated before June 30, 1997; provided, however, that this Agreement may be extended by written notice of either Purchaser or the Company to a date not later than September 30, 1997, if the Merger shall not have been consummated as a direct result of the conditions in Section 8.1(a), 8.1(c) or 8.1(d) not having been satisfied by such date, (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, or (d) the Board of Directors of the Company shall have exercised its rights set forth in, and in accordance with the terms of,
Section 7.3 of this Agreement; provided, that the party seeking to terminate this Agreement pursuant to clause (b) shall not have taken any action that would cause it to be in material violation of any of its representations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

       Section 9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company (a) pursuant to the exercise of its rights under Section 6.2(d) or (b) if the Trading Average is less than $35.00.

       Section 9.4 Termination by Purchaser. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Purchaser, if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which would be reasonably likely to have a Company Material Adverse Effect or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within thirty days after written notice of such breach has been given by the Purchaser to the Company.

       Section 9.5 Effect of Termination and Abandonment. In the event of termination of the Agreement and the abandonment of the Merger pursuant to this
Article IX, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) there shall be no liability or obligation on the part of Purchaser, the Purchaser Subsidiaries, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 9.5, except for the provisions of Sections 4.20, 5.20, 7.5, 10.4, 10.5, 10.6 and 10.10, except for the obligations of the parties set forth in the Confidentiality Agreement referred to in Section 7.1 hereof (provided, however, that if this Agreement is terminated by the Company pursuant to Section 9.2(d) or 9.3, Purchaser shall no longer be bound by paragraph 5 of the Confidentiality Agreement) and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.


                                   ARTICLE X

                               GENERAL PROVISIONS

       Section 10.1 Survival of Representations, Warranties and Agreements. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive beyond the Effective Time except for
Section 4.23. This Section 10.1 shall not limit any covenant or agreement set forth in this Agreement, which covenants and agreements shall survive the Effective Time.

       Section 10.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

     (a)  If to Purchaser or Sub, to:

          American General Corporation
          2929 Allen Parkway
          Houston, TX  77019
          Telecopy: (713) 831-1300
          Attention:  Jon P. Newton

          With copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Telecopy: (212) 735-2000
          Attention:  Morris J. Kramer, Esq.

     (b)  If to the Company, to:

          Home Beneficial Corporation
          3901 West Broad Street
          Richmond, VA  23230
          Telecopy:  (804) 254-9601
          Attention:  Chief Executive Officer

          with copies to:

          Mays & Valentine, L.L.P.
          NationsBank Center
          1111 East Main Street
          Richmond, VA  23219
          Telecopy:  (804) 697-1339
          Attention:  William R. Derry, Jr., Esq.


          Debevoise & Plimpton
          875 Third Avenue
          New York, NY  10022
          Telecopy:  (212) 909-6836
          Attention:  Paul S. Bird, Esq.

       Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 10.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, Company Disclosure Letter, Purchaser Disclosure Letter and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreement, which are hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise, except that Sub may assign all of its rights and obligations hereunder to any direct wholly-owned subsidiary of Purchaser which shall then be substituted for Sub for all purposes hereof; provided, however, that no such assignment shall be made if such assignment would have a material adverse effect on the Company, the Company's shareholders or the likelihood that the transaction contemplated hereby would be consummated.

       Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to the provisions thereof relating to conflicts of law; provided, that the laws of the respective states of incorporation of the parties hereto shall govern the respective internal rights and obligations of the parties and the effects of the Merger contemplated hereby.

       Section 10.6 Expenses. Except as provided in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus, as well as the filing fees relating to the Registration Statement and the HSR Act, will be shared equally by Purchaser and the Company.

       Section 10.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       Section 10.8 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the Agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

       Section 10.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

       Section 10.10 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Except as provided in Section 7.6 and 7.8, nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

       Section 10.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, each of the Purchaser, Sub and the Company has caused this Agreement to be executed as of the date first above written.

                    AMERICAN GENERAL CORPORATION


                    By: ____________________________






                    AGC LIFE INSURANCE COMPANY


                    By: ____________________________





                    HOME BENEFICIAL CORPORATION


                    By: ____________________________

                                                                       EXHIBIT A


                                PLAN OF MERGER
                                       of
                          HOME BENEFICIAL CORPORATION
                                 with and into
                           AGC LIFE INSURANCE COMPANY


     1. Corporation Proposing to Merger and Surviving Corporation. Home Beneficial Corporation, a Virginia corporation (the "Company"), shall be merged (the "Merger") with and into AGC Life Insurance Company ("Sub"), a Missouri corporation and a wholly owned subsidiary of American General Corporation, a Texas corporation ("Purchaser"), pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Merger, dated as of December 22, 1966, by and among the Company, Sub and Purchaser (the "Agreement"). The effective time for the Merger (the "Effective Time") shall be such time as appropriate Articles of Merger are executed and filed with the Virginia State Corporation Commission and the Secretary of State of the State of Missouri, or at such later time as the parties shall have designated in such filings as the effective time of the Merger. Sub shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of the Company shall cease.

     2. Effects of the Merger. The Merger shall have the effects described in this Plan of Merger and as set forth in the Virginia Stock Corporation Act ("VSCA") and in The General and Business Corporation Law of Missouri ("MGBC").

     3. Articles of Incorporation and Bylaws. The Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, such Bylaws and the Articles of Incorporation of the Surviving Corporation.

     4. Officers and Directors. The officers and directors of Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation immediately at and following the Effective Time. The officers and directors of the Surviving Corporation shall hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     5.  Conversion of Shares, etc.

     (a) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

     (i) Each share of Class A Common Stock (Voting), par value $0.3125 per share, of the Company (the "Company Voting Stock") and each share of Class B Common Stock (Non-Voting), par value $0.3125 per share, of the Company (the "Company Non-Voting Stock"; the Company Voting Stock and the Company Non-Voting Stock, collectively, the "Company Common Stock"; and the shares of such Company Common Stock, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to subparagraph
(a)(iii) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Purchaser Common Stock (as defined below) or cash, in accordance with the following:

         (A) a fraction of a duly authorized, validly issued, fully paid and nonassessable share of common stock of Purchaser (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, issued in accordance with the Rights Agreement, dated as of July 27, 1989, between Purchaser and Texas Commerce Bank, as Rights Agent, as amended by the First Amendment Rights Agreement, dated as of October 26, 1992, between Purchaser and First Chicago Trust Company of New York, as Rights Agent, as such amended rights agreement may be amended from time to time, the "Purchaser Common Stock"), par value $0.50 per share (the "Common Stock Consideration"), calculated by dividing (I) $39.00 (the "Per Share Amount") by (II) the Average Purchaser Price (as hereinafter defined), rounded to four decimal places (such fraction being referred to herein as the "Exchange Ratio"). As used herein, the "Average Purchaser Price" shall mean the average of the high bid and low asked prices, regular way, per share of Purchaser Common Stock as reported on the New York Stock Exchange Composite Tape on each day during the ten consecutive Trading Days ending on (and including) the fifth Trading Day prior to the Effective Time (the "Trading Average"); provided, however, that if the Trading Average is less than $35.00, then the Average Purchaser Price shall be $35.00; and/or

         (B) $39.00 in cash, without any interest thereon (the "Cash Consideration"; the Common Stock Consideration, and the Cash Consideration, collectively, the "Merger Consideration"),

in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with and subject to the limitations set forth in paragraph (b) below. The Per Share Amount and the Cash Consideration may be reduced in the manner as provided in paragraph (e) below. All Shares of Company Common Stock converted or exchanged into Merger Consideration shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Shares of Company Common Stock shall thereafter represent the right to receive, upon the surrender of such certificate to the Exchange Agent (as hereinafter defined), in only the applicable Merger Consideration. The holders of such certificates previously evidencing such Shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares of Company Common Stock except as otherwise provided herein or by law.

         (ii) Each share of Common Stock of Sub, par value $100.00 per share, issued and outstanding immediately prior to the Effective Time, shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

         (iii) All Shares of Company Common Stock that are owned by the Company as treasury stock and any Shares of Company Common Stock owned by Purchaser or Sub or any other direct or indirect wholly owned Purchaser Subsidiary shall, at the Effective Time, be canceled and retired and shall cease to exist and no Purchaser Common Stock or other consideration shall be delivered in exchange therefor except for any shares held in a Purchaser Subsidiary separate account or mutual fund.

         (iv) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration for each Share held by them.

         (v) The calculations of the computations required by this Section 5 (including any adjustments required in paragraph (e) below) shall be prepared by

   Purchaser prior to the Closing Date and shall be set forth in a statement furnished to the Company showing in reasonable detail the manner of calculation.

         (vi) At the Effective Time, the stock transfer books of the Company shall be closed as to holders of the Company Common Stock immediately prior to the Effective Time and no transfer of the Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with this Section 5 to the Exchange Agent, such certificates shall be cancelled and exchanged for certificates representing the number of shares of Purchaser Common Stock, and a check representing the amount of cash, if any, into which the Company Common Stock represented thereby was converted in the Merger.

      (b) Election Procedure. Each holder (or beneficial owner through appropriate and customary documentation and instructions) of Shares (other than holders of Shares to be canceled as set forth in subparagraph (a)(iii) above) shall have the right to submit a request specifying the number of Shares that such holder desires to have converted into shares of Purchaser Common Stock in the Merger and the number of Shares that such holder desires to have converted into the right to receive Cash Consideration in the Merger in accordance with the following procedure:

         (i) Subject to paragraph (c) below, each holder of Shares may specify in a request made in accordance with the provisions of this paragraph (b) (herein called an "Election") (x) the number of Shares owned by such holder that such-holder desires to have converted into Purchaser Common Stock in the Merger (a "Stock Election") and (y) the number of Shares owned by such holder that such-holder desires to have converted into the right to receive the Cash Consideration in the Merger (a "Cash Election").

         (ii) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as Purchaser and the Company shall mutually agree (the "Election Form") shall be mailed thirty days prior to the anticipated Effective Time or on such other date as Purchaser and the Company shall mutually agree (the "Mailing Date") to each holder of record of Company Common Stock as of five business days prior to the Mailing Date.

         (iii) Any Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the fifth day prior to the anticipated Effective Time (or such other time and date as Purchaser and the Company shall mutually agree) (the "Election Deadline"), an Election Form properly completed and signed and accompanied by certificates for the Shares to which such Election Form relates (or customary affidavits and indemnification regarding the loss or destruction of such certificate or certificates or by an appropriate guarantee of delivery of such certificates, as set forth in such Election Form, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election.

         (iv) Any Company stockholder may at any time prior to the Election Deadline revoke or change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Election Form or by withdrawal of his or her certificates for Shares, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Purchaser or the Company that this Agreement has been terminated. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Common Stock represented by such Election Form shall be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. The Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. The Exchange Agent shall be under no obligation to notify any person of any defect in an Election Form.

         (v) Within fifteen calendar days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Purchaser shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive Purchaser

   Common Stock or Cash Consideration in the Merger in accordance with paragraph
   (c) below.

     (c) Issuance of Purchaser Common Stock and Payment of Cash Consideration; Proration. The manner in which each Share (other than Shares to be canceled as set forth in subparagraph (a)(iii) above) shall be converted into Purchaser Common Stock or the right to receive the Cash Consideration at the Effective Time shall be as set forth in this paragraph (c). All references to "outstanding" Shares in this paragraph (c) shall mean (i) all Shares outstanding immediately prior to the Effective Time, minus (ii) Shares owned by Purchaser or Sub or any direct or indirect wholly owned Purchaser Subsidiary except for any shares held in a Purchaser Subsidiary separate account or mutual fund.

     (i) As is more fully set forth below, the aggregate number of Shares to be converted into Purchaser Common Stock pursuant to the Merger shall not exceed 75% of all outstanding Shares, and the number of Shares to be converted into the right to receive the Cash Consideration pursuant to the Merger shall not be less than 25% of all outstanding Shares and not more than 50% of all outstanding Shares.

     (ii) If Stock Elections are received for a number of Shares that is in the aggregate 75% or less of the outstanding Shares, each Share covered by a Stock Election shall be converted in the Merger into a fraction of a share of Purchaser Common Stock equal to the Exchange Ratio.

     (iii) If Stock Elections are received for a number of Shares that is in the aggregate more than 75% of the outstanding Shares, then:

         (A) Each Non-Electing Share (as defined in subparagraph (c)(vii)) and each Share for which a Cash Election has been received shall be converted into the right to receive the Cash Consideration in the Merger;

         (B) The Exchange Agent will distribute a fraction of a share of Purchaser Common Stock equal to the Exchange Ratio with respect to a number of such Shares equal to 75% of the outstanding Shares;

         (C) Shares covered by a Stock Election and not fully converted into the right to receive Purchaser Common Stock as set forth in clause (B) above shall be converted in the Merger into the right to receive the Cash Consideration multiplied by the number of such Shares; and

         (D) The distributions of Purchaser Common Stock and of Cash Consideration contemplated by the preceding clauses (B) and (C) shall be made on a pro rata basis among all Shares as to which Stock Elections have been made.

     (iv) If Cash Elections are received for a number of Shares that is in the aggregate 50% or less of the outstanding Shares, each Share covered by a Cash Election shall be converted in the Merger into the right to receive the Cash Consideration.

     (v) If Cash Elections are received for a number of Shares that is in the aggregate more than 50% of the outstanding Shares, then:

         (A) Each Non-Electing Share and each Share for which a Stock Election has been received shall be converted in the Merger into a fraction of a share of Purchaser Common Stock equal to the Exchange Ratio;

         (B) The Exchange Agent will distribute Cash Consideration with respect to a number of such Shares equal to 50% of the number of outstanding Shares;

         (C) Each Share covered by a Cash Election and not fully converted into the right to receive the Cash Consideration as set forth in clause (B) above shall be converted in the Merger into the right to receive a number of shares of Purchaser Common Stock equal to the Exchange Ratio multiplied by the number of such Shares; and

         (D) The distributions of Cash Consideration and of Purchaser Common Stock contemplated by the preceding clauses (B) and (C) shall be made on a pro rata basis among all Shares as to which Cash Elections have been made.

     (vi) If Non-Electing Shares are not converted under either subparagraph
(c)(iii) or (c)(v) above, the Exchange Agent shall distribute with respect to such Non-Electing Shares:

         (A) Cash Consideration with respect to a number of such Non-Electing Shares, that will result in the sum of (I) the number of Shares converted into cash pursuant to this subparagraph (c)(vi) and (II) the number of Shares for which Cash Elections have been received being as close as practicable to 50% of the outstanding Shares;

         (B) Non-Electing Shares not converted into the right to receive the Cash Consideration as set forth in the preceding sentence shall be converted in the Merger into the right to receive a number of shares of Purchaser Common Stock equal to the Exchange Ratio multiplied by the number of such Shares; and

         (C) The distribution of Cash Consideration and of Purchaser Common Stock contemplated by the preceding clauses (A) and (B) shall be made on a pro rata basis among all Non-Electing Shares.

     (vii) For the purposes of this paragraph (c), outstanding Shares as to which an Election is not in effect at the Election Deadline shall be called "Non-Electing Shares". If Purchaser and the Company shall determine that any Election is not properly made with respect to any Shares, such Election shall be deemed to be not in effect, and the Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

     (viii) If required by special counsel to the Company or special counsel to Purchaser in order for such counsel to provide the opinions required as conditions to the closing of the Merger, the number "50%" in subparagraphs
(c)(iv), (v) and (vi) above shall be adjusted to a number reasonably required by such counsel, provided that after giving effect to such adjustment the number of Shares to be converted into Purchaser Common Stock pursuant to the Merger shall not exceed 75% of all outstanding Shares.

     (d) Fractional Interests. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights as a shareholder of Purchaser. In lieu of a fractional interest in a share of Purchaser Common Stock, each holder of a Share or Shares of Company Common Stock exchanged pursuant to subparagraph (a)(iii) above who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional interest multiplied by the Average Purchaser Price.

     (e) Intercompany Dividend. On or before the date immediately prior to the Closing Date, subject to compliance with applicable law, the receipt of all necessary approvals, and the satisfaction (or waiver) of all of the conditions to the Closing that are capable of being satisfied prior to the Closing Date, the Company shall use all reasonable efforts to cause Home Beneficial Life Insurance Company to pay a dividend of at least $250 million to the Company, such dividend to be paid in the form of a demand promissory note, or such other form as to which the parties may mutually agree. If such dividend is less than $250 million, the Per Share Amount and the Cash Consideration shall be reduced by the "Dividend Adjustment." The Dividend Adjustment shall equal a number of cents per share equal to 100 multiplied by the product of (a) 0.0378 multiplied by (b) the difference between $250 million and the actual amount of the dividend paid to the Company pursuant to this paragraph (e) divided by (c) the number of outstanding Shares. For example, based on 17,053,570 shares of Company Common Stock outstanding as of the date of this Agreement, for each $1 million increment by which the dividend paid pursuant to this paragraph (e) is less than $250 million, the Dividend Adjustment would result in a reduction in the Cash Consideration and the Per Share Amount of $0.0022 per share of Company Common Stock.

     (f) Certain Definitions. Whenever used in this Plan of Merger, the following terms shall have the respective meanings given to them below:

     "Closing Date" shall mean the sixth business day after the later of the date of notice by the Company to Purchaser and Sub and the date of notice from the Purchaser and Sub to the Company that such party's or parties' obligation to effect the Merger have been satisfied.

     "Exchange Agent" shall mean a bank or trust company designated by Purchaser (or such other person or persons as shall be reasonably acceptable to Purchaser and the Company) to act as exchange agent.

     "Purchaser Subsidiary" shall mean each subsidiary of Purchaser.

     6. Termination and Abandonment. Prior to the Effective Time, this Plan of Merger shall terminate and be abandoned upon a termination of the Agreement, notwithstanding approval of this Plan of Merger by the shareholders of the Company and Sub.

     7. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that (i) any such amendment is approved by the Boards of Directors of the Company, Purchaser and Sub; and (ii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of the

Company and Sub shall have any of the effects specified in Section 13.1-718.I of the VSCA or the applicable provision, if any, in the MGBC without the approval of the shareholders affected thereby.

                                                                       EXHIBIT B

                          FORM OF AFFILIATE AGREEMENT


                                                        _____________ ____, 1997



American General Corporation
2929 Allen Parkway
Houston, TX  77019-2155

Ladies and Gentlemen:

     The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Home Beneficial Corporation, a Virginia corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").
Pursuant to the terms of the Agreement and Plan of Merger, dated as of December 22, 1996 (the "Agreement"), by and among the Company, American General Corporation, a Texas corporation ("Parent"), and AGC Life Insurance Company, a Missouri corporation and a wholly owned subsidiary of Parent ("Sub"), the Company will be merged with and into Sub (the "Merger").

     As a result of the Merger, the undersigned may receive shares of common stock, par value $.50 per share, of Parent (the "Parent Stock") in exchange for shares of Class A Common Stock (Voting), par value $0.3125 per share, of the Company and/or shares of Class B Common Stock (Non-Voting), par value $0.3125 per share, of the Company.

     The undersigned represents, warrants, and agrees to Parent that in the event the undersigned receives any Parent Stock as a result of the Merger:

     A. The undersigned shall not make any sale, transfer, or other disposition of such Parent Stock in violation of the Act or the Rules and Regulations.

     B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer, or otherwise dispose of the Parent Stock, to the extent the undersigned has considered necessary, with counsel for the undersigned or counsel for the Company.

     C. The undersigned has been advised that the issuance of the Parent Stock to the undersigned pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company the undersigned may be deemed to have been an "affiliate" of the Company and the distribution by the undersigned of the Parent Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Stock issued to the undersigned in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with the provisions of Rule 145 promulgated by the Commis sion under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

     D. The undersigned understands that Parent is under no obligation to register the sale, transfer, or other disposition of the Parent Stock by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Stock and that there will be placed on the certificates for the Parent Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED _________ __, 1997, BETWEEN THE REGISTERED HOLDER HEREOF AND AMERICAN GENERAL CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF AMERICAN GENERAL CORPORATION."

     F. The undersigned also understands that unless the transfer by the undersigned of its Parent Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to the transferee of the undersigned:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or the Agreement.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                        Very truly yours,


                                        Accepted this     day of
                                        _________, 1997


                                        By:  ________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C
                                                                       ---------



                       FORM OF TAX REPRESENTATION LETTER


                                                                _______ __, 1997


Home Beneficial Corporation
3901 West Broad Street
Richmond, Virginia  23230

American General Corporation
2929 Allen Parkway
Houston, Texas 77019-2155

Ladies and Gentlemen:

     I am the owner of ______ shares of Class A Common Stock, par value $0.3125 per share and ____ shares of Class B Common Stock, par value $0.3125 per share of Home Beneficial Corporation (the "Company").

     I am furnishing the representations and undertaking set forth below in connection with the proposed merger (the "Merger") of the Company with and into AGC Life Insurance Company (the "Sub"), a wholly owned subsidiary of American General Corporation (the "Purchaser"), pursuant to the Agreement and Plan of Merger by and among the Purchaser, Sub and the Company, dated as of December 22, 1996 (the "Merger Agreement"). I am familiar with the terms and conditions of the Merger Agreement. I understand that (i) each of you will rely on the representations set forth below in furnishing representation letters that Debevoise & Plimpton and Skadden, Arps, Slate, Meagher & Flom LLP will rely on in delivering their opinions regarding the federal income tax consequences of the Merger, as required under the Merger Agreement, and (ii) the representations and undertaking recited herein will survive the Merger. I hereby commit to inform each of you if, for any reason, any of the representations set forth herein cease to be true before the effective time of the Merger.

     Except as set forth on Annex A hereto, I have not sold, exchanged or otherwise disposed (including, without limitation, any option, pledge, short sale or other arrangement which would substantially eliminate my risk of loss and opportunity for gain) of any or all of my shares of common stock of the Company since December ___, 1996. I will inform the Company on the deadline for electing to receive cash or shares of Purchaser if I sell, exchange or otherwise dispose of any or all of my shares of common stock of the Company between the date hereof and the date of such notice. I will also inform the Company if I sell, exchange or otherwise dispose of any or all of my shares between the date of such notice and the closing date of the Merger.

     I have no plan, intention or arrangement to sell, exchange or otherwise dispose (including, without limitation, any option, pledge, short sale or other arrangement which would substantially eliminate my risk of loss and opportunity for gain) of any or all of the shares of Purchaser that I receive in the Merger. While I retain the right to so sell, exchange or otherwise dispose of any or all such shares following the Merger, any decision to do so will be based on my investment needs and the market conditions at the time of such disposition and will not be related to the Merger.

                                        Sincerely yours,





                                       2